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                       ASSET AND STOCK TRANSFER AGREEMENT

                                  By and Among

                          COMPTOIR LYON ALEMAND LOUYOT

                                       And

                              ENGELHARD CORPORATION








                           Dated as of April 24, 1995



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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I    DEFINITIONS ...............................................       2


ARTICLE II   TRANSFER OF ASSETS AND STOCK

    2.1      Transfer of CLAL Assets ...................................       7
    2.2      Transfer of Engelhard Assets ..............................       8
    2.3      Assumed Liabilities of CLAL ...............................       9
    2.4      Assumed Liabilities of Engelhard ..........................      10
    2.5      Closing ...................................................      11
    2.6      Instruments of Transfer and Conveyance ....................      11
    2.7      Certain Post-Closing Matters ..............................      12
    2.8      Nonassignable Contracts and Leases ........................      15
    2.9      Benefit Plans .............................................      15


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF CLAL

    3.1      Corporate Organization, etc. ..............................      16
    3.2      Subsidiaries and Affiliates ...............................      16
    3.3      Authorization; Execution and Delivery, etc. ...............      17
    3.4      Consents and Approvals of Governmental
               Authorities .............................................      17
    3.5      No Violation ..............................................      17
    3.6      Financial Statements ......................................      18
    3.7      Joint Ventures ............................................      19
    3.8      Ownership of and Title to CLAL Assets .....................      19
    3.9      Compliance with Applicable Laws ...........................      19
    3.10     Tax Matters ...............................................      19
    3.11     Employee Arrangements .....................................      20
    3.12     Absence of Insolvency Proceedings .........................      21
    3.13     Absence of Certain Changes ................................      21
    3.14     Schedules of Properties, Contracts
               and Other Data ..........................................      21
    3.15     Agreements in Full Force and Effect .......................      23
    3.16     Legal Proceedings, etc. ...................................      23
    3.17     Non-Infringement of Certain Rights
               of Others ...............................................      24
    3.18     Brokerage .................................................      25
    3.19     No Undisclosed Liabilities ................................      25


ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF ENGELHARD

    4.1      Corporate Organization, etc. ..............................      26
    4.2      Subsidiaries ..............................................      26



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                                                                            Page
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    4.3      Authorization; Execution and Delivery,
               etc. ....................................................      27
    4.4      Consents and Approvals of Governmental
               Authorities .............................................      27
    4.5      No Violation ..............................................      27
    4.6      Financial Statements ......................................      28
    4.7      Joint Venture Agreements ..................................      29
    4.8      Ownership of and Title to Engelhard
               Assets ..................................................      29
    4.9      Compliance with Applicable Laws ...........................      29
    4.10     Tax Matters ...............................................      29
    4.11     Employee Arrangements .....................................      30
    4.12     Absence of Insolvency Proceedings .........................      31
    4.13     Absence of Certain Changes ................................      31
    4.14     Schedules of Properties, Contracts
               and Other Data ..........................................      31
    4.15     Agreements in Full Force and Effect .......................      33
    4.16     Legal Proceedings, etc ....................................      34
    4.17     Non-Infringement of Certain Rights
               of Others ...............................................      34
    4.18     Brokerage .................................................      35
    4.19     No Undisclosed Liabilities ................................      35


ARTICLE V    COVENANTS OF CLAL

    5.1      Access ....................................................      36
    5.2      Financial Information .....................................      36
    5.3      Books and Records .........................................      36
    5.4      Conduct of Business and Financial
               Operations ..............................................      37
    5.5      Payments Due ..............................................      37
    5.6      Certain Prohibited Activities .............................      37
    5.7      Capital Expenditures ......................................      38
    5.8      Approvals and Consents ....................................      39
    5.9      Further Assurances ........................................      39
    5.10     Reasonable Efforts ........................................      39


ARTICLE VI   COVENANTS OF ENGELHARD

    6.1      Access ....................................................      40
    6.2      Financial Information .....................................      40
    6.3      Books and Records .........................................      40
    6.4      Conduct of Business and Financial
               Operations ..............................................      40
    6.5      Payments Due ..............................................      41
    6.6      Certain Prohibited Activities .............................      41
    6.7      Capital Expenditures ......................................      42


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    6.8      Approvals and Consents ....................................      43
    6.9      Further Assurances ........................................      43
    6.10     Reasonable Efforts ........................................      43


ARTICLE VII  CONDITIONS PRECEDENT TO ALL
             PARTIES' OBLIGATIONS

    7.1      Joint Venture Entities in Effect ..........................      44
    7.2      Related Agreements ........................................      44
    7.3      Shareholder Approval ......................................      44
    7.4      Certain Governmental Approvals ............................      45
    7.5      Board of Directors Approval ...............................      45
    7.6      Schedules .................................................      45

ARTICLE VIII CONDITIONS PRECEDENT TO CLAL'S OBLIGATIONS

    8.1      Representations and Warranties ............................      46
    8.2      Performance ...............................................      46
    8.3      Litigation and Proceedings ................................      46
    8.4      Approvals and Consents ....................................      46
    8.5      Certificates ..............................................      47
    8.6      Lessors' Consents .........................................      47
    8.7      Assignment of Certain Contracts ...........................      47
    8.8      Delivery of Shares of Engelhard
               Subsidiaries ............................................      47
    8.9      Corporate Action ..........................................      47
    8.10     Receipt of Precious Metals ................................      48


ARTICLE IX   CONDITIONS PRECEDENT TO ENGELHARD'S OBLIGATIONS

    9.1      Representations and Warranties ............................      48
    9.2      Performance ...............................................      48
    9.3      Litigation and Proceedings ................................      49
    9.4      Approvals and Consents ....................................      49
    9.5      Certificates ..............................................      49
    9.6      Lessors' Consents .........................................      50
    9.7      Assignment of Certain Contracts ...........................      50
    9.8      Delivery of Shares of CLAL Subsidiaries ...................      50
    9.9      Corporate Action ..........................................      50
    9.10     Non-Competition Agreement of Groupe
               FIMALAC .................................................      50
    9.11     Receipt of Precious Metals ................................      51
    9.12     Approval by Unions ........................................      51



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                                                                            ----


ARTICLE X    CLOSING DATE; CLOSING

    10.1     Closing Date; Closing .....................................      51


ARTICLE XI   TERMINATION AND ABANDONMENT, ETC.

    11.1     Methods of Termination ....................................      52
    11.2     Effect of Termination .....................................      52


ARTICLE XII  SURVIVAL AND INDEMNIFICATION

    12.1     Survival of Representations and
               Warranties ..............................................      53
    12.2     Indemnification by CLAL ...................................      53
    12.3     Indemnification by Engelhard ..............................      53


ARTICLE XIII MISCELLANEOUS PROVISIONS

    13.1     Expenses ..................................................      56
    13.2     Assignment and Binding Effect .............................      57
    13.3     Construction ..............................................      57
    13.4     Notices ...................................................      57
    13.5     Benefit ...................................................      58
    13.6     Press Releases ............................................      58
    13.7     Headings ..................................................      58
    13.8     Schedules, etc ............................................      59
    13.9     Counterparts ..............................................      59
    13.10    Entire Agreement and Amendment ............................      59
    13.11    Waiver of Compliance ......................................      60
    13.12    Confidentiality ...........................................      60
    13.13    Non-Recourse ..............................................      61
    13.14    Waiver of Bulk Transfer Requirements ......................      61
    13.15    Resolution of Disputes ....................................      61
    13.16    Joinder of Joint Venture Entities .........................      61

Schedule 1.1     Definition of CLAL's Business and
                 Engelhard's Business
Schedule 2.1     CLAL Assets
Schedule 2.2     Engelhard Assets
Schedule 2.3(a)  Assumed Liabilities of CLAL
Schedule 2.4(a)  Assumed Liabilities of Engelhard
Schedule 2.7     Accounting Principles
Schedule 3.6     CLAL Financial Statements
Schedule 4.6     Engelhard Financial Statements

                       ASSET AND STOCK TRANSFER AGREEMENT


          ASSET AND STOCK TRANSFER AGREEMENT dated as of April 24, 1995 (the "Agreement"), by and between Comptoir Lyon Alemand Louyot, a French corporation ("CLAL") and Engelhard Corporation, a Delaware corporation ("Engelhard").

                              W I T N E S S E T H :

          WHEREAS, CLAL and Engelhard are each, directly or indirectly, engaged in the business of refining, manufacturing and selling certain precious and base metal containing products throughout the world; and

          WHEREAS, CLAL and Engelhard desire to form a joint venture to be called Engelhard/CLAL (the "Joint Venture") to combine certain components of their worldwide precious and base metal operations; and

          WHEREAS, CLAL and Engelhard desire to establish the Joint Venture by forming two separate joint venture entities (collectively, the "Joint Venture Entities") -- a French Societe par Actions Simplifiee to be called Engelhard/CLAL SAS and a U.S. partnership to be called Engelhard/CLAL LP; and

          WHEREAS, CLAL and Engelhard have entered into a Master Joint Venture Agreement (the "Master Agreement") dated as of April 24, 1995 which contemplates the execution and delivery of this Agreement; and

          WHEREAS, CLAL and its Affiliates (as hereinafter defined) desire, subject to the terms and conditions set forth herein, to contribute to the Joint Venture Entities all of the CLAL Assets (as hereinafter defined); and

          WHEREAS, Engelhard and its Affiliates desire, subject to the terms and conditions set forth herein, to contribute to the Joint Venture Entities all of the Engelhard Assets (as hereinafter defined);

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS


          "Accounting Firm" has the meaning ascribed to such term in Section 2.7(d) hereof.

          "Affiliate" as to any person means any other Person Controlled by, Controlling or under common Control with such Person.

          "Agreement" has the meaning ascribed to such term in the first paragraph hereof.

          "Alternative Accounting Firm" has the meaning ascribed to such term in
Section 2.7(d) hereof.

          "Applicable  Principles"  has the  meaning  ascribed  to such  term in
Section 2.7(b) hereof.

          "CLAL" has the meaning ascribed to such term in the first paragraph hereof.

          "CLAL Assets" has the meaning ascribed to such term in Section 2.1 hereof.

          "CLAL's  Business"  has the meaning  ascribed to such term on Schedule
1.1 hereto.

          "CLAL Closing Balance Sheet" has the meaning  ascribed to such term in
Section 2.7(a) hereof.

          "CLAL 1994 Income  Statement" has the meaning ascribed to such term in
Section 3.6 hereof.

          "CLAL Interim Income Statement" has the meaning ascribed to such term in Section 2.7(a) hereof.

          "CLAL Liabilities" has the meaning ascribed to such term in Section 2.3(a) hereof.

          "CLAL 1993  Balance  Sheet" has the  meaning  ascribed to such term in
Section 3.6 hereof.

          "CLAL Permits" has the meaning ascribed to such term in Section 3.14(d) hereof.



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                                       -3-



          "CLAL  Subsidiaries"  means those Subsidiaries  identified on Schedule
2.1 hereto.

          "CLAL Year-End Balance Sheet" has the meaning ascribed to such term in
Section 3.6 hereof.

          "Closing" has the meaning ascribed to such term in Section 2.5 hereof.

          "Closing  Balance  Sheets"  has the  meaning  ascribed to such term in
Section 2.7(b) hereof.

          "Closing Date" has the meaning ascribed to such term in Section 10.1 hereof.

          "Consolidated  EBIT" has the meaning ascribed to such term in Schedule
2.7 hereto.

          "Control,  Controlling,   Controlled"  as  to  any  Person  means  the
possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

          "Engelhard" has the meaning ascribed to such term in the first paragraph hereof.

          "Engelhard  Assets" has the  meaning  ascribed to such term in Section
2.2 hereof.

          "Engelhard's  Business"  has the  meaning  ascribed  to  such  term on
Schedule 1.1 hereto.

          "Engelhard Closing Balance Sheet" has the meaning ascribed to such term in Section 2.7(a) hereof.

          "Engelhard 1994 Income Statement" has the meaning ascribed to such term in Section 4.6 hereof.

          "Engelhard Interim Income Statement" has the meaning ascribed to such term in Section 2.7(a) hereof.

          "Engelhard  Liabilities"  has the  meaning  ascribed  to such  term in
Section 2.4(a) hereof.

          "Engelhard 1993 Balance Sheet" has the meaning ascribed to such term in Section 4.6 hereof.

          "Engelhard Permits" has the meaning ascribed to such term in Section 4.14(d) hereof.

          "Engelhard   Subsidiaries"   means  those  Subsidiaries  of  Engelhard
identified on Schedule 2.2 hereto.

          "Engelhard Year-End Balance Sheet" has the meaning ascribed to such term in Section 4.6 hereof.

          "Environmental Laws" means all laws and regulations, codes, orders, decrees, judgments, judicial decisions, common law, injunctions, conventions, treaties, statutory instruments, legislation or consent orders of any authority or other body of any jurisdiction (in each case as from time to time amended and whether now or hereafter in effect) applicable to CLAL's Business, Engelhard's Business or the business of a Joint Venture Entity, as the case may be, issued, promulgated, approved or entered thereunder relating to public health or safety, worker health or safety, or pollution (including noise and radiation pollution), damage to or protection of the environment including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, materials or wastes.

          "Governmental  Entity"  means  any  court,  administrative  agency  or
commission  or  other   governmental   authority  or   instrumentality   of  any
jurisdiction.

          "Interim Income  Statements" has the meaning  ascribed to such term in
Section 2.7(b) hereof.

          "ISRA" means the Industrial Site Recovery Act, N.J.S.A. C:13:1K-6, as the same may be amended from time to time and any regulations promulgated thereunder.

          "Joint Venture Agreements" means the Articles of Association of Engelhard/CLAL SAS and the Limited Partnership Agreement of Engelhard/CLAL LP.

          "Joint Venture" has the meaning ascribed to such term in the recitals hereof.

          "Joint Venture Entities" has the meaning ascribed to such term in the recitals hereof.

          "Lease Agreements" has the meaning ascribed to such term in the Master Agreement.

          "License Agreements" has the meaning ascribed to such term in the Master Agreement.

          "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind.

          "Loan and Receivables Collection Agreement" has the meaning ascribed to such term in the Master Agreement.

          "Losses" has the meaning ascribed to such term in Section 12.2 hereof.

          "Master Agreement" has the meaning ascribed to such term in the recitals hereof.

          "Net Assets" has the meaning ascribed to such term in Section 2.7(c) hereof.

          "NJ DEP" means the New Jersey Department of Environmental Protection and any successor agency.

          "Non-Assigned  Contracts"  has the  meaning  ascribed  to such term in
Section 2.8 hereof.

          "Permitted Encumbrances" means (i) any Lien for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) any Lien arising in the ordinary course of business for sums not now due or sums being contested in good faith and by appropriate proceedings and Liens securing appeal bonds, workmen's compensation bonds and similar bonds,
(iii) any Lien described in Schedules 3.8 and 4.8 hereto, (iv) covenants, conditions and restrictions of record arising in the ordinary course of CLAL's Business or Engelhard's Business, as the case may be, which covenants, conditions and restrictions are not violated by existing uses or improvements and do not materially interfere with the use of the property and do not affect the merchantability of title or contain any provision for reversion or forfeiture and (v) any Lien imposed by or under any applicable law, regulation or order relating to hazardous substances or the release or disposal thereof, as described in Schedules 3.14(d) and 4.14(d) hereof, provided that CLAL, the CLAL Subsidiaries, Engelhard or the Engelhard Subsidiaries, as the case may be, is diligently contesting in good faith the placement of such Lien or is diligently acting to remove such Lien.

          "Person"  or  "person"   means  an   individual   or  a   corporation,
partnership, trust, unincorporated association or other entity.

          "Precious Metal Lease Agreement" has the meaning ascribed to such term in the Master Agreement.

          "Precious Metal Refining Agreement" has the meaning ascribed to such term in the Master Agreement.

          "Precious Metal Supply & Hedging Agreement" means the precious metal supply and hedging agreement between Engelhard and the Joint Venture Entities, substantially in the form attached to the Master Agreement, as the same may be amended from time to time.

          "Real Properties" has the meaning ascribed to such term in Section 3.14(a) hereof.

          "Receiving Party" has the meaning ascribed to such term in Section 2.7(d) hereof.

          "Related Agreements" means the Master Agreement, Precious Metal Supply and Hedging Agreement, the Lease Agreements, the License Agreements, the Services Agreement, the Precious Metal Refining Agreement, the Precious Metal Lease Agreement and the Loan and Receivables Collection Agreement.

          "Sending Party" has the meaning ascribed to such term in Section 2.7(d) hereof.

          "Services Agreement" has the meaning ascribed to such term in the Master Agreement.

          "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

          "Taxes" means all income, capital gains, property transfer, payroll, withholding, excise, sales, use, use and occupancy, mercantile, real estate, personal property, value added, capital stock, franchise or other taxes, assessments or charges of any jurisdiction.

          "Undisclosed Liabilities of the CLAL Subsidiaries" has the meaning ascribed to such term in Section 3.19 hereof.

          "Undisclosed Liabilities of the Engelhard Subsidiaries" has the meaning ascribed to such term in Section 4.19 hereof.

          The symbol "FF" means French Francs.

          The symbol "$" means United States dollars.

          References in this Agreement to the "capital stock" of a corporation are references to shares in the capital of such corporation.


                                   ARTICLE II.

                          TRANSFER OF ASSETS AND STOCK


          2.1 Transfer of CLAL Assets.

          (i) Subject to the terms and conditions of this Agreement, CLAL agrees to transfer, convey, assign and deliver, and to cause its Affiliates to transfer, convey, assign and deliver, on the Closing Date all of their right, title and interest in and to the CLAL Assets to the Joint Venture Entities as specified on Schedule 2.l, free and clear of any Lien, except for Permitted
Encumbrances, against receipt by CLAL of the interests in the Joint Venture Entities specified on Schedule 10.1 hereto. The term "CLAL Assets" shall mean all of the assets described on Schedule 2.1 hereto as such assets shall be constituted as of the Closing Date (it being understood that the assets described on Schedule 2.1 hereto are intended to describe such assets as they existed as of December 31, 1994 and that the CLAL Assets as of the Closing Date will reflect such deletions and additions to such assets as shall have occurred in the ordinary course of business from January 1, 1995 to the Closing Date).

          (ii) Subject to the terms and conditions of this Agreement, CLAL agrees to (a) lease certain real property to the Joint Venture Entities on the Closing Date pursuant to the Lease

Agreements and (b) license certain patents, trademarks and other intellectual property to the Joint Venture Entities on the Closing Date pursuant to the License Agreements.

          2.2 Transfer of Engelhard Assets.

          (i) Subject to the terms and conditions of this Agreement, Engelhard agrees to transfer, convey, assign and deliver, and to cause its Affiliates to transfer, convey, assign and deliver, on the Closing Date all of their right, title and interest in and to the Engelhard Assets to the Joint Venture Entities as specified on Schedule 2.2, free and clear of any Lien, except for Permitted Encumbrances, against receipt by Engelhard of the interests in the Joint Venture Entities specified on Schedule 10.1 hereto. The term "Engelhard Assets" shall mean all of the assets described on Schedule 2.2 hereto as such assets shall be constituted as of the Closing Date (it being understood that the assets described on Schedule 2.2 hereto are intended to describe such assets as they exist as of December 31, 1994 and that the Engelhard Assets as of the Closing Date will reflect such deletions and additions to such assets as shall have occurred in the ordinary course of business from January 1, 1995 to the Closing
Date).

          (ii) Subject to the terms and conditions of this Agreement, Engelhard agrees to (a) lease certain real property to the Joint Venture Entities on the Closing Date pursuant to the Lease Agreements and (b) license certain patents, trademarks and other intellectual property to the Joint Venture Entities on the Closing Date pursuant to the License Agreements.

          (iii) At the Closing, certain of the assets listed in Schedule 2.2 hereto that are located in the U.K. will be transferred by means of a sale of such assets by Engelhard to a newly-formed U.K. Subsidiary of Engelhard/CLAL SAS for a cash purchase price equal to the fair market value of such assets. Prior to the Closing, Engelhard shall make an additional cash contribution to Engelhard/CLAL SAS of an amount equal to such cash purchase price at the Closing.

          (iv) At the Closing, certain of the assets listed in Schedule 2.2 hereto that are located in Italy will be transferred by means of a transfer by the Italian Subsidiary of Engelhard which holds such assets to a French Subsidiary of Engelhard which will thereafter merge with and into Engelhard/CLAL SAS at the closing.

          2.3 Assumed Liabilities of CLAL.

          (a) As part of the consideration for the transfer, conveyance, assignment and delivery of the CLAL Assets to the Joint Venture Entities by CLAL and its Affiliates referred to in Section 2.1 hereof, the Joint Venture Entities will assume and undertake to pay and perform in accordance with and subject to their respective terms the debts, liabilities and executory obligations of CLAL and its Affiliates listed on Schedule 2.3(a) hereto, as such debts, liabilities and obligations shall exist on the Closing Date (the "CLAL Liabilities") (it being understood that the debts, liabilities and obligations described on
Schedule 2.3(a) hereto are intended to describe such debts, liabilities and obligations as they existed as of December 31, 1994 and that the CLAL Liabilities as of the Closing Date will reflect such deletions, additions and modifications to such debts, liabilities and obligations as shall have occurred in the ordinary course of business from January 1, 1995 to the Closing Date).

          (b) Notwithstanding any other provision of this Agreement to the contrary, the Joint Venture Entities do not assume or undertake any debt, liability or executory obligation of CLAL or its Affiliates which is not indicated as being expressly assumed by the Joint Venture Entities hereunder.

          (c) CLAL agrees that the Joint Venture Entities are not assuming and that CLAL shall be solely responsible for any liabilities arising under or relating to Environmental Laws, any costs and expenses of any proceeding relating thereto and any costs and expenses of avoiding such liabilities which, with respect to all the above, arise out of or relate to the ownership, leasing or operation of the properties and manufacturing facilities of CLAL or its Affiliates or the ownership or operation of CLAL's Business, except to the extent that CLAL can prove that any such liabilities, costs and expenses arise from the operations of the Joint Venture Entities after the Closing Date (which shall be the responsibility of the applicable Joint Venture Entity).

          (d) Except for Taxes reflected on the CLAL Closing Balance Sheet and except for Taxes that may result from the operation of the CLAL Assets during the period from January 1, 1995 to the Closing Date and as a result of the provisions of articles 210-A and 210-B of the French General Tax Code which shall govern the transfer of certain of the CLAL Assets to Engelhard/CLAL SAS, CLAL agrees that the Joint Venture Entities are not assuming and that CLAL shall be solely responsible for any Taxes arising out of or relating to the transfer of the CLAL Assets and the CLAL Subsidiaries to the Joint Venture Entities or the operation of the

CLAL Business prior to the Closing Date and for any PFC or similar Taxes relating to metal inventories of CLAL and its Affiliates (other than metal inventories owned by the Joint Venture Entities).


          (e) CLAL agrees to pay for and indemnify Engelhard and each Joint Venture Entity against all of the foregoing liabilities, costs and expenses for which it has agreed to be responsible pursuant to paragraphs (b), (c) and (d) of this Section 2.3 in accordance with the procedures and subject to the provisions of Section 12.2 hereof.

          2.4 Assumed Liabilities of Engelhard.

          (a) As part of the consideration for the transfer, conveyance, assignment and delivery of the Engelhard Assets to the Joint Venture Entities by Engelhard and its Affiliates referred to in Section 2.2 hereof, the Joint Venture Entities will assume and undertake to pay and perform in accordance with and subject to their respective terms the debts, liabilities and executory obligations of Engelhard and its Affiliates listed on Schedule 2.4(a) hereto, as such debts, liabilities and obligations shall exist on the Closing Date (the "Engelhard Liabilities") (it being understood that the debts, liabilities and obligations described on Schedule 2.4(a) hereto are intended to describe such debts, liabilities and obligations as they existed on December 31, 1994 and that the Engelhard Liabilities as of the Closing Date will reflect such deletions, additions and modifications to such debts, liabilities and obligations as shall have occurred in the ordinary course of business from January 1, 1995 to the Closing Date).

          (b) Notwithstanding any other provision of this Agreement to the contrary, the Joint Venture Entities do not assume or undertake any debt, liability or executory obligation of Engelhard or its Affiliates which is not indicated as being expressly assumed by the Joint Venture Entities hereunder.

          (c) Engelhard agrees that the Joint Venture Entities are not assuming and that Engelhard shall be solely responsible for any liabilities arising under or relating to Environmental Laws, any costs and expenses of any proceeding relating thereto and any costs and expenses of avoiding such liabilities which, with respect to all the above, (i) arise out of or relate to the ownership, leasing or operation of the properties and manufacturing facilities of any of Engelhard or its Affiliates or the ownership or operation of Engelhard's Business or (ii) arise out of or relate to ISRA, except, with respect to all the above, to the extent that Engelhard can prove that any such liabilities, costs and expenses arise from the operations of the Joint Venture Entities after the Closing Date (which shall be the responsibility of the applicable Joint Venture Entity); provided that Engelhard shall remain solely responsible for all administrative expenses of compliance with ISRA, now or in the future, including filing fees, attorneys' fees, engineering or auditing expenses or other expenses of investigation or reporting relating to ISRA.

          (d) Except for Taxes reflected on the Engelhard Closing Balance Sheet, Engelhard agrees that the Joint Venture Entities are not assuming and that Engelhard shall be solely responsible for any Taxes arising out of or relating to the transfer of the Engelhard Assets and the Engelhard Subsidiaries to the Joint Venture Entities or the operation of the Engelhard Business prior to the Closing Date and for any PFC or similar Taxes relating to metal inventories of Engelhard and its Affiliates (other than metal inventories owned by the Joint Venture Entities).

          (e) Engelhard agrees to pay for and indemnify CLAL and each Joint Venture Entity against all of the foregoing liabilities, costs and expenses for which it has agreed to be responsible pursuant to paragraphs (b), (c) and (d) of this Section 2.4 in accordance with the procedures and subject to the provisions of Section 12.3 hereof.

          2.5 Closing.

          The closing of (i) the transfer of the CLAL Assets and the CLAL Liabilities to the Joint Venture Entities, (ii) the transfer of the Engelhard Assets and the Engelhard Liabilities to the Joint Venture Entities and (iii) the distribution of the interests in the Joint Venture Entities to CLAL and Engelhard (the "Closing") shall take place on the Closing Date at a time and place to be mutually agreed upon by CLAL and Engelhard. At the Closing, CLAL and its Affiliates shall deliver to the Joint Venture Entities and Engelhard the documents provided in Section 10.1 hereof and Engelhard and its Affiliates shall deliver to the Joint Venture Entities and CLAL the documents provided in Section
10.1 hereof.

          2.6 Instruments of Transfer and Conveyance.

          (a) The conveyance, transfer, assignment and delivery of the CLAL Assets and the Engelhard Assets, as herein provided, shall be effected by delivery by CLAL and Engelhard on the Closing Date of such deeds, transfer agreements, endorsements, assignments, certificates, drafts, checks or other instruments of transfer and conveyance, duly executed by CLAL, Engelhard or their respective Affiliates, as the case may be, as the parties shall reasonably deem necessary to vest on the Closing Date in the Joint Venture Entities good and marketable title to the CLAL Assets and Engelhard Assets (each free and clear of any Lien (other than Permitted Encumbrances)).

          (b) Each of CLAL and Engelhard agree that they will use their best efforts to, on the Closing Date with respect to all of the CLAL Assets and Engelhard Assets, and from time to time after the Closing Date or as provided in Sections 5.10 and 6.10 hereof, upon the request of any of the Joint Venture Entities, do, execute, acknowledge and deliver and will cause to be done, executed, acknowledged and delivered, at CLAL's or Engelhard's, as the case may be, sole cost and expense, all such further acts, deeds, certificates, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or advisable to assure or confirm the Joint Venture Entities' good and marketable title as of the Closing Date (free and clear of any Lien (except for Permitted Encumbrances)), to and interest in the CLAL Assets and the Engelhard Assets.

          2.7 Certain Post-Closing Matters.

          (a) Within 180 days after the Closing Date, (i) CLAL shall deliver to Engelhard (x) an audited consolidated statement of net assets reflecting all of the CLAL Assets (including precious metal inventories which shall also be audited) and the CLAL Liabilities as of the Closing Date (the "CLAL Closing Balance Sheet"), and (y) an audited consolidated income statement reflecting the revenues and expenses of the CLAL Business for the period from January 1, 1995 to the Closing Date (the "CLAL Interim Income Statement") and (ii) Engelhard shall deliver to CLAL (x) an audited consolidated statement of net assets reflecting all of the Engelhard Assets (including precious metal inventories which shall also be audited) and the Engelhard Liabilities as of the Closing Date (the "Engelhard Closing Balance Sheet") and (y) an audited consolidated income statement reflecting the revenues and expenses of the Engelhard Business for the period from January 1, 1995 to the Closing Date (the "Engelhard Interim Income Statement").

          (b) Each of the CLAL Closing Balance Sheet and the Engelhard Closing Balance Sheet (collectively, the "Closing Balance Sheets") and each of the CLAL Interim Income Statement and the Engelhard Interim Income Statement (collectively, the "Interim Income Statements") shall be prepared in accordance with the respective Applicable Principles set forth on Schedule 2.7 hereto (the "Applicable Principles").

          (c) The Net Assets of CLAL and Engelhard shall equal (i) the amount by which all assets exceed (ii) all liabilities (current and long-term) on the Engelhard Year-End Balance Sheet, the CLAL Year-End Balance Sheet, the CLAL Closing Balance Sheet or the Engelhard Closing Balance Sheet, as the case may be.

          (d) Within 45 days of the receipt of the Closing Balance Sheets and the Interim Income Statements by CLAL or Engelhard, as the case may be (the party receiving such Closing Balance Sheet or Interim Income Statement shall be referred to as the "Receiving Party" and the party delivering such Closing Balance Sheet or Interim Income Statement shall be referred to as the "Sending Party"), the Receiving Party shall inform the Sending Party in writing that such Closing Balance Sheet and Interim Income Statement is acceptable, or deliver to the Sending Party a letter objecting to such Closing Balance Sheet or Interim Income Statement, setting forth a reasonably specific description of the Receiving Party's objections. If the Receiving Party does not deliver such a letter within such 45-day period, the Closing Balance Sheet and Interim Income Statement delivered by the Sending Party shall be deemed to have been accepted by the Receiving Party and to be the Closing Balance Sheet and Interim Income Statement upon which any amounts payable pursuant to Section 2.7(e), 2.7(f) or 2.7(g), as the case may be, are finally calculated.

          In the event the Receiving Party objects to the Sending Party's Closing Balance Sheet and Interim Income Statement within such 45-day period of receipt of such Closing Balance Sheet and Interim Income Statement, the
Receiving Party and the Sending Party shall attempt to resolve any such objections within 30 days of the Sending Party's receipt of the Receiving Party's objections. If the Sending Party and the Receiving Party are unable to resolve the matter within such 30-day period, the Receiving Party and Sending Party shall, within 15 business days, engage Arthur Anderson LLP, to act as an expert and not as an arbitrator (the "Accounting Firm"), solely to determine whether such Closing Balance Sheet and Interim Income Statement have been prepared in accordance with Section 2.7(b) hereof, and if not, the adjustments thereto necessary for it to do so. In the event that the Sending Party and the Receiving Party are unable to engage the Accounting Firm within such 15-day period, each of the Sending Party and the Receiving Party will then appoint one independent accounting firm (collectively, the "Alternative Accounting Firms") within 10 days of the expiration of such 15-day period and the Alternative Accounting Firms will then jointly select the Accounting Firm. If the Accounting Firm determines that such Closing Balance Sheet or Interim Income Statement, as the case may be, needs to be adjusted, such adjustments shall be conclusive, binding upon the parties and shall become the applicable Closing Balance Sheet and Interim Income Statement, upon which any amounts payable pursuant to Section 2.7(e), 2.7(f) or 2.7(g), as the case may be, are finally calculated. The costs and expenses of the Accounting Firm and the Alternative Accounting Firms shall be divided equally between CLAL and Engelhard; provided, however, that if the Accounting Firm's adjustments to the Closing Balance Sheet and Interim Income Statement result in any amounts payable pursuant to Section 2.7(e), 2.7(f) or 2.7(g), as the case may be, (i) by a party to the Joint Venture Entities being increased or (ii) by the Joint Venture Entities to a party being decreased, in either case, by more than $25,000, then such party shall bear all of the costs and expenses of the Accounting Firm and the Alternative Accounting Firms.

          Each of CLAL and Engelhard agree that it will provide the Receiving Party and the Accounting Firm reasonable access to the books and records, and all work papers, plants, offices, warehouses, facilities, properties, accounting records, personnel records, trial balances and all other documents, locations and personnel reasonably required in connection with making its determination pursuant to this subsection, including, without limitation, access to the books and records and other documents of (i) CLAL and its Affiliates related to CLAL's Business and (ii) Engelhard and its Affiliates related to Engelhard's Business, as the case may be.

          (e) CLAL hereby agrees to indemnify the Joint Venture Entities if the Net Assets for CLAL shown on the CLAL Closing Balance Sheet is less than the Net Assets shown on the CLAL Year-End Balance Sheet delivered pursuant to
Section 3.6 plus the amount of net income (or minus the amount of net loss) reflected on the CLAL Interim Income Statement, by paying to the Joint Venture Entities the difference between such amounts in cash or in immediately available funds on or before the later of (i) the 60th day following the receipt by Engelhard of the CLAL Closing Balance Sheet or (ii) the 15th day following the resolution of any disputes by CLAL or Engelhard, or the determination by the Accounting Firm, pursuant to Section 2.7(d).

          (f) Engelhard hereby agrees to indemnify the Joint Venture Entities if the Net Assets for Engelhard shown on the Engelhard Closing Balance Sheet is less than the Net Assets shown on the Engelhard Year-End Balance Sheet delivered pursuant to Section 4.6 plus the amount of net income (or minus the amount of net loss) reflected on the Engelhard Interim Income Statement, by paying to the Joint Venture Entities the difference between such amounts in cash or in immediately available funds on or before the later of (i) the 60th day following the receipt by CLAL of the

Engelhard Closing Balance Sheet or (ii) the 15th day following the resolution of any disputes by Engelhard or CLAL, or the determination by the Accounting Firm, pursuant to Section 2.7(d).

          (g) If the Interim Income Statement of either CLAL or Engelhard reflects an Interim Net Income loss of more than FF5,000,000 or $1,000,000, respectively, then such party shall pay to the other party 50% of the amount of such net loss in excess of FF5,000,000 or $1,000,000, as the case may be, in cash or in immediately available funds on or before the same date that an indemnity payment would be required in Section 2.7(e) and (f) above.

          2.8 Nonassignable Contracts and Leases.

          In the case of any contracts, commitments and other agreements relating exclusively to CLAL's Business or Engelhard's Business to which CLAL or any of its Affiliates or Engelhard or any of its Affiliates, as the case may be, is a party which are designated on Schedules 3.14(c) and 4.14(c) as being by their terms or by virtue of their subject matter are not assignable to the Joint Venture Entities (collectively, the "Non-Assigned Contracts"), CLAL or Engelhard, as the case may be, agree to use their best efforts to obtain, prior to the Closing Date, any written consents necessary to convey to the Joint Venture Entities the benefit thereof, it being understood that such best efforts shall not include any requirement to offer or grant financial accommodations to any third party or to remain secondarily liable with respect to any such Non-Assigned Contract. In the event that any such consent is not obtained by the Closing Date, CLAL or Engelhard, as the case may be, agree to provide the Joint Venture Entities with the same economic and other benefits of such contracts as if such contracts had been assigned on the Closing Date. Nothing in this Agreement shall be construed as an attempt or an agreement to assign or cause the assignment of any Non-Assigned Contract included in the CLAL Assets or the Engelhard Assets, as the case may be, which is not assignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by CLAL or Engelhard, as the case may be, would not, as a matter of law, pass to the Joint Venture Entities as an incident of the assignments provided by this Agreement.

          2.9 Benefit Plans.

          CLAL and Engelhard agree to enter into mutually satisfactory arrangements on or prior to the Closing Date providing for the (x) transfer by Engelhard to the Joint Venture Entities of certain benefit plan assets relating to employees of Engelhard to be transferred to the Joint Venture Entities and (y) the assumption by the Joint Venture Entities of certain liabilities under certain benefit plans of Engelhard or the creation by the Joint Venture Entities of new benefit plans substantially similar to such plans.


                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF CLAL


          Subject to the provisions of Section 13.8 hereof, CLAL represents and warrants to Engelhard as of the date hereof as follows:

          3.1 Corporate Organization, etc.

          Each of CLAL and the CLAL Subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth on Schedule 3.1 hereto) (except for such jurisdictions where the concept of good standing is not applicable) and has full corporate power and authority to conduct CLAL's Business as presently conducted and contemplated to be conducted, and to own or lease the properties and assets it now owns or holds under lease or is contemplated to hold pursuant to this Agreement, in each case relating to CLAL's Business; and each of CLAL and the CLAL Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of CLAL's Business or the ownership or leasing of its properties (both before and after giving effect to the transactions contemplated by this Agreement) requires it to be so qualified or licensed.

          3.2 Subsidiaries and Affiliates.

          Except as set forth on Schedule 3.2, all of the outstanding capital stock of each of the CLAL Subsidiaries is owned legally and beneficially and of record by CLAL or its Affiliates, free and clear of any Liens. Except as set forth on Schedule 3.2, none of the CLAL Subsidiaries has any interest in any other corporation, person or other entity.

          The outstanding capital stock of the CLAL Subsidiaries owned by CLAL is validly issued and outstanding, fully paid and nonassessable; there are no subscriptions, options, warrants, calls, rights, contracts, commitments, agreements, understandings or arrangements to issue or allot any additional shares of capital stock of any of the CLAL Subsidiaries, including any right of conversion or exchange under any outstanding security or other instrument. Upon transfer of the shares of capital stock of each of the CLAL Subsidiaries pursuant to this Agreement as set forth on Schedule 2.1 hereto, the Joint Venture Entities (as set forth on Schedule 2.1) will acquire valid and marketable title to such shares of capital stock free and clear of any claim or Lien.

          3.3 Authorization; Execution and Delivery, etc.

          CLAL has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, and CLAL, subject to the approvals outlined on Schedule 3.3, has full corporate power and authority to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which CLAL is a party and the performance of CLAL's obligations hereunder and thereunder have been duly authorized by the Board of Directors of CLAL but are subject to the approvals outlined on Schedule 3.3. This Agreement constitutes, and each Related Agreement to which CLAL is a party when executed and delivered will each constitute, the valid and binding agreement of CLAL, each enforceable in accordance with its terms, except as the enforcement of this Agreement and the Related Agreements to which CLAL is a party may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

          3.4 Consents and Approvals of Governmental Authorities.

          Except as set forth on Schedules 3.3 and 3.4 attached hereto, no consent, approval or authorization of, or declaration, filing or registration with or notice to, any governmental or regulatory authority is required in connection with or as a result of the execution and delivery by CLAL of this Agreement and the Related Agreements to which CLAL is a party or the performance by CLAL of its obligations hereunder and thereunder.

          3.5 No Violation.

          Assuming that all consents, approvals or authorizations and other actions listed in Schedules 3.3, 3.4, 3.5, 3.14(c) and 3.14(d) have been obtained and all notices listed in such Schedules have been given, the execution and delivery of this Agreement and the Related Agreements to which CLAL is a party by CLAL and the performance by CLAL of its respective obligations hereunder and thereunder do not and will not (a) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or the lapse of time, or both, has the potential of constituting a default), or result in the creation of any Lien upon any properties or assets of any of CLAL (and relating to CLAL's Business) or the CLAL Subsidiaries, under (i) any charter document or By-laws of CLAL or the CLAL Subsidiaries, or (ii) except as set forth on Schedule 3.5 hereto, any mortgage, indenture, debenture, loan or credit agreement or any other agreement or instrument to which CLAL or the CLAL Subsidiaries is a party, or pursuant to which it is the direct or indirect obligor, or by which CLAL's or the CLAL Subsidiaries' properties are bound or affected, or (b) violate any law, regulation, judgment, injunction, order or decree binding upon CLAL or the CLAL Subsidiaries, or (c) result in the loss of any license, franchise, permit, legal privilege or legal right enjoyed or possessed by CLAL (and related to CLAL's Business) or the CLAL Subsidiaries, or
(d) give the right of termination to any party to any agreement, lease (including, but not limited to, equipment leases), license or other instrument to which CLAL (and related to CLAL's Business) or the CLAL Subsidiaries is a party or by which CLAL's (and related to CLAL's Business) or the CLAL Subsidiaries' properties and assets are bound, other than as set forth in
Schedule 3.5 hereto or (e) require the consent of any third party, other than as set forth in Schedule 3.5 hereto.

          3.6 Financial Statements.

          CLAL has furnished to Engelhard (i) an unaudited statement of net assets as of December 31, 1993 reflecting the CLAL Assets and the CLAL Liabilities (the "CLAL 1993 Balance Sheet"), (ii) an unaudited statement of net assets as of December 31, 1994 reflecting the CLAL Assets and CLAL Liabilities ("CLAL Year-End Balance Sheet"), and (iii) an unaudited income statement for the twelve-month period ended December 31, 1994, for CLAL's Business (the "CLAL 1994 Income Statement"), copies of which are attached hereto as Schedule 3.6. The CLAL 1993 Balance Sheet, the CLAL Year-End Balance Sheet and the CLAL 1994 Income Statement have been prepared in accordance with (i) the books and records of CLAL and the CLAL Subsidiaries, as applicable, and (ii) the Applicable Principles.

          There has been no material adverse change in the financial position or results of operations of CLAL (with respect to CLAL's Business) and the CLAL Subsidiaries, taken as a whole, since December 31, 1994.

          3.7 Joint Ventures.

          Except as set forth on Schedule 3.7 hereto, neither CLAL nor any of the CLAL Subsidiaries is a party to any joint venture agreement related to CLAL's Business.

          3.8 Ownership of and Title to CLAL Assets.

          CLAL and its Affiliates own or lease the CLAL Assets owned or leased by them subject to no Lien, except Permitted Encumbrances and those Liens described on Schedule 3.8 hereto.

          3.9 Compliance with Applicable Laws.

          To CLAL's knowledge, each of CLAL (with respect to CLAL's Business) and the CLAL Subsidiaries is in conformity in all material respects with all applicable governmental or judicial laws, ordinances, regulations, rules and orders. Each of CLAL and the CLAL Subsidiaries has all requisite corporate authority and power and all governmental or judicial permits, certificates, licenses, approvals, registrations and other authorizations required to carry on and conduct CLAL's Business and to own, lease, use and operate its properties at the places and in the manner in which CLAL's Business is now or contemplated to be conducted. Except as set forth on Schedule 3.9 hereto, neither CLAL nor any of the CLAL Subsidiaries is bound by any order, injunction or decree of any court, governmental department, commission, board, agency or instrumentality which would prevent it from conducting CLAL's Business in substantially the same manner as such business has heretofore been and contemplated to be conducted, or from operating and leasing its assets, properties, structures and facilities and/or its buildings and improvements related to CLAL's Business substantially as heretofore and as contemplated to be operated and leased.

          3.10 Tax Matters.

          Except as set forth on Schedule 3.10 hereto, (i) all tax returns and tax reports required to be filed by CLAL (with respect to CLAL's Business) or any of the CLAL Subsidiaries, whether on a stand-alone or consolidated, combined or unitary basis, have been filed with or extensions have been granted by the appropriate taxing authority in all jurisdictions in which such returns and reports are required to be filed, and such returns are accurate and reflect amounts due in respect of the period or transaction reported upon; (ii) all Taxes due under such returns and reports (a) have been fully paid or adequately provided for on the books, financial statements and balance sheets of CLAL (with respect to

CLAL's Business) or the CLAL Subsidiaries, or (b) are being contested in good faith by appropriate proceedings and are not materially adverse to CLAL's Business; (iii) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns and reports referred to in the foregoing clauses or any other similar returns or reports (or in respect of any other Taxes) which, individually or in the aggregate will materially adversely affect the properties, financial condition or operations of CLAL's Business; (iv) no waivers of statutes of limitation or relevant time limits with respect to such returns and reports (or in respect of any other Tax) have been given by CLAL (with respect to CLAL's Business) or any of the CLAL Subsidiaries; and (v) none of CLAL (with respect to CLAL's Business) or the CLAL Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing or similar agreement. All material deficiencies asserted or assessments with respect to CLAL (with respect to CLAL's Business) or any of the CLAL Subsidiaries made as a result of any examinations have been fully paid or fully reflected as a liability on the books, financial statements and balance sheets of CLAL (with respect to CLAL's Business) or the CLAL Subsidiaries or are otherwise adequately covered by reserves included therein.

          3.11 Employee Arrangements.

          (a) Each of CLAL (with respect to CLAL's Business) and the CLAL Subsidiaries is in compliance in all material respects with all laws respecting employment and employment practices, employment discrimination, income and other taxes, unemployment or social security withholding, occupational health and safety, terms and conditions of employment, and wages and hours. Except as set forth on Schedule 3.11(a) hereto, none of CLAL or the CLAL Subsidiaries is liable for any unpaid wages, bonuses or commissions, or for any tax, penalty, assessment, or forfeiture for failure to comply with any employer/employee matter with respect to CLAL's Business. Schedule 3.11(a) lists each collective bargaining and labor agreement relating to CLAL's Business to which CLAL or the CLAL Subsidiaries is a party. There is not now any strike, work stoppage, or labor controversy or dispute pending or, to the best of CLAL's knowledge, threatened, relating to CLAL's Business.

          (b) Schedule 3.11(b) attached hereto contains a complete and accurate list of the names and titles of all employees of CLAL and CLAL Subsidiaries directly engaged in CLAL's Business.

          3.12 Absence of Insolvency Proceedings.

          As of the date hereof there is no insolvency proceeding of any character, voluntary or involuntary, relating to any of CLAL or the CLAL Subsidiaries, which is pending or, to the best of CLAL's knowledge, threatened. None of CLAL or the CLAL Subsidiaries has made any assignment for the benefit of creditors or taken any action with a view to, or which would constitute a basis for, the institution of an insolvency proceeding.

          3.13 Absence of Certain Changes.

          Except as set forth in Schedule 3.13, from December 31, 1994, there has not been (a) any damage, destruction or loss to any of the CLAL Assets or any assets of the CLAL Subsidiaries not covered by insurance, which damage, destruction or loss individually or in the aggregate exceeds FF1,000,000; (b) any disposal to any third party of any of the CLAL Assets or any assets of the CLAL Subsidiaries (other than sales of inventory or the disposal of other assets in the ordinary course of business); (c) except for Permitted Encumbrances or as otherwise permitted under the terms of this Agreement, any incurrence of or entry into any mortgage or consensual lien on any of the CLAL Assets or any assets of the CLAL Subsidiaries, including without limitation any borrowing (or assumption or guarantee thereof) or any liability or commitment entered into or incurred outside the ordinary course of business; (d) any change by CLAL or the CLAL Subsidiaries in accounting methods or principles relating to CLAL's Business; or (e) any other action which would violate Section 5.6 if it were applicable from December 31, 1993.

          3.14 Schedules of Properties, Contracts and Other Data.

          (a) (i) Schedule 3.14(a) attached hereto contains a complete and accurate list of all real properties (including a list or description, as applicable, of all buildings, facilities, fixtures and other improvements thereon and all easements, rights of way, licenses, transferable permits and other appurtenances thereto) (collectively, "Real Properties") presently leased or owned of record or legally or beneficially by any of CLAL or the CLAL Subsidiaries, used in CLAL's Business and included in the CLAL Assets or to be leased to the Joint Venture Entities pursuant to the Lease Agreements, and a description of all leases of real properties (or an interest therein) under which any of CLAL or the CLAL Subsidiaries is a lessor and which are used exclusively in CLAL's Business and included in the CLAL Assets or to be leased to the Joint Venture Entities pursuant to the Lease Agreements. Such properties are the only Real Properties used exclusively by any of CLAL and the CLAL Subsidiaries in the operation of CLAL's Business. Except as set forth on
Schedule 3.14(a), each of CLAL and the CLAL Subsidiaries has good and marketable title to all of the Real Properties owned by it, free and clear of any Liens except for Permitted Encumbrances.

          (ii) There are no pending and (to the knowledge of CLAL) no threatened condemnation, eminent domain or adverse possession proceedings or claims affecting all or a part of any of the Real Properties owned of record or legally or beneficially by any of CLAL or the CLAL Subsidiaries, or to CLAL's knowledge, leased by any of CLAL or the CLAL Subsidiaries.

          (b) Schedule 3.14(b) hereto contains a list of outstanding and settled claims in excess of FF 500,000 relating to CLAL's Business since January 1, 1993 under all policies of insurance, whether or not now in force, in the name of or to the benefit of CLAL and relating to CLAL's Business or the CLAL Assets (including, without limitation, any self-insurance programs).

          (c) Schedule 3.14(c) hereto contains a complete and accurate list of all existing outstanding contracts, agreements, commitments and equipment leases (other than confirmed purchase orders for metal sales in the ordinary course of business) relating to CLAL's Business which require the payment of more than FF 1,250,000 in the aggregate and all licenses in which any of CLAL or the CLAL Subsidiaries has any right or interest. Except as disclosed on Schedule 3.14(c), no consents or approvals of any person other than CLAL or the CLAL Subsidiaries are necessary to sell, assign, convey, transfer and deliver any and all rights and interests in or to such contracts, agreements, commitments, equipment leases and licenses.

          (d) (i) To CLAL's knowledge, except as set forth on Schedule 3.14(d), each of CLAL and the CLAL Subsidiaries has all licenses, permits, certificates, approvals, registrations, authorizations or other evidences of authority which are required for the properties or operation of CLAL's Business under
Environmental Laws or any other law, rule, regulation, code, order, decree, judgment, injunction, or policy or guideline of any governmental agency (collectively, the "CLAL Permits") and, except as set forth in Schedule 3.14(d), all CLAL Permits are in full force and effect and CLAL's Business is in compliance with such CLAL Permits and none of CLAL or the CLAL Subsidiaries has received written or oral notice of any proposed modification, suspension or cancellation of any CLAL Permit.

          (ii) CLAL and each of the CLAL Subsidiaries have made timely application for renewals of all CLAL Permits.

          (iii) Except as set forth on Schedule 3.14(d), CLAL and its Affiliates may transfer, convey, assign and deliver the CLAL Permits to the Joint Venture Entities without obtaining the consent or approval of, or filing any notification or application with, any Person (including, without limitation, any Governmental Entity). Except as set forth on Schedule 3.14(d), CLAL and its Affiliates have or will submit in a timely fashion the appropriate documents to obtain any consent or approval or file any notification or application required to transfer such CLAL Permits to the Joint Venture Entities prior to or on the Closing Date.

          (iv) Except as set forth on Schedule 3.14(d), there is no civil or criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, or request for information, notice of violation, investigation, or proceeding pending or threatened against any of CLAL or the CLAL Subsidiaries arising out of or relating to CLAL's Business under any Environmental Law.

          3.15 Agreements in Full Force and Effect.

          Except as specifically noted in the Schedules attached hereto, and to CLAL's best knowledge, (i) all contracts, agreements, leases, certificates, permits, licenses and other instruments included in the Schedules attached hereto are valid and in full force and effect, and (ii) assuming all the consents required as indicated on the Schedules hereto have been obtained, neither CLAL nor the CLAL Subsidiaries has breached any provision of, is in default in any material respect or knows of any event which with notice, or the lapse of time or both, would constitute such an event of default, before or after giving effect to the consummation of this Agreement (or a basis of force majeure or other claim of excusable delay or non-performance) under the terms of, any contract, agreement, lease, certificate, permit, license or other instrument relating to CLAL's Business to which CLAL or the CLAL Subsidiaries is a party or by which any of their properties is bound or affected.

          3.16 Legal Proceedings, etc.

          Except as disclosed on Schedule 3.16 hereto, there is no legal, administrative, arbitrative or other action or proceeding or governmental investigation relating to CLAL's Business pending, or, to CLAL's knowledge, threatened in writing, against any of CLAL, the CLAL Subsidiaries or any director, officer or employee thereof or any employee benefit plan or the trustee of any employee benefit plan.

          3.17 Non-Infringement of Certain Rights of Others.

          The lists (including registration numbers and dates of filing, renewal and termination) of trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, trade names (whether or not registered or registrable) and applications therefor, product names, copyright registrations and applications, patents and patent applications contained on Schedule 3.17 hereto are complete and accurate lists in all material respects of such intellectual property used exclusively in connection with CLAL's Business. Any such patents or applications therefor, trademarks or applications therefor, service marks, trade names, copyrights or other intellectual property relating to CLAL's Business which were issued in the name of any employee or former employee or other third party have been duly assigned to CLAL or a CLAL Subsidiary, and any current or future rights relating to such intellectual property are the sole property of CLAL or the CLAL Subsidiaries, as the case may be. Except as set forth on Schedule 3.17 hereto, and to CLAL's best knowledge, (i) CLAL or a CLAL Subsidiary has or owns, directly or indirectly, all right, title and interest to all such patents and patent applications, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, trade names and applications therefor, product names, copyright registrations and applications therefor and other intellectual property; to the knowledge of CLAL, none of CLAL's or the CLAL Subsidiaries' rights in or use of such patents, trademarks, service marks, trade names, copyrights or other intellectual property has been or is currently being or threatened to be, challenged; (ii) all of such patents, trademark registrations, trade name registrations, service mark registrations and copyright registrations have been duly issued and have not been cancelled, abandoned or otherwise terminated; (iii) all of CLAL's and the CLAL Subsidiaries' patent applications, trademark applications, service mark applications, trade name applications and copyright applications related to CLAL's Business have been duly filed with the appropriate authorities; and (iv) no consents or approvals of any Person are necessary to transfer, assign and deliver any such patents, trademarks, service marks, trade names and copyrights to the Joint Venture Entities pursuant to this Agreement (other than the registration or recordation of such conveyance and transfer in various jurisdictions, for which CLAL agrees to use its best efforts and to cause the CLAL Subsidiaries to use their respective best efforts to assist the Joint Venture Entities in accomplishing, as soon as practicable after the Closing Date, pursuant to Sections 2.6 and 5.10 hereof). Each of CLAL and the CLAL Subsidiaries owns or has adequate licenses or other rights in all material respects to use all trademarks, service marks, trade names, patents, patent applications, inventions, copyrights, know-how and technical information used in the conduct of CLAL's Business, and, except as disclosed on Schedule
3.17 hereto, no royalties or other fees are payable to any third party with respect to such rights.

          To the knowledge of CLAL, none of the services performed or products manufactured or sold by any of CLAL or the CLAL Subsidiaries related to CLAL's Business, or trademarks, trade names, product names, service marks or copyrights used by any of CLAL or the CLAL Subsidiaries in connection with CLAL's Business infringes the patent, trademark, trade names, service marks, copyrights or other similar rights of any other party.

          3.18 Brokerage.

          Except as set forth on Schedule 3.18 hereto, no broker or finder has acted directly or indirectly for CLAL or the CLAL Subsidiaries in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of CLAL or the CLAL Subsidiaries.

          3.19 No Undisclosed Liabilities.

          The CLAL Subsidiaries have no liabilities, debts or obligations of any nature (whether due or to become due, absolute, contingent or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charge or penalty, interest or fines) except (a) liabilities, debts and obligations reflected in the CLAL Year-End Balance Sheet,
(b) liabilities, debts or obligations incurred in the ordinary course of business since the date of the CLAL Year-End Balance Sheet and (c) liabilities, debts or obligations incurred in connection with transactions provided for in this Agreement ("Undisclosed Liabilities of the CLAL Subsidiaries").

                                   ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES OF ENGELHARD


          Subject to the provisions of Section 13.8 hereof, Engelhard represents and warrants to CLAL as of the date hereof as follows:

          4.1 Corporate Organization, etc.

          Each of Engelhard and the Engelhard Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth on Schedule 4.1 hereto) (except for such jurisdictions where the concept of good standing is not applicable) and has full corporate power and authority to conduct Engelhard's Business as presently conducted and contemplated to be conducted, and to own or lease the properties and assets it now owns or holds under lease or is contemplated to hold pursuant to this Agreement, in each case relating to Engelhard's Business; and each of Engelhard and the Engelhard Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of Engelhard's Business or the ownership or leasing of its properties (both before and after giving effect to the transactions contemplated by this Agreement) requires it to be so qualified or licensed.

          4.2 Subsidiaries.

          All of the outstanding capital stock of each of the Engelhard Subsidiaries is owned legally and beneficially and of record by Engelhard or its Affiliates, free and clear of any Liens. Except as set forth on Schedule 4.2, none of the Engelhard Subsidiaries has any interest in any other corporation, person or other entity.

          The outstanding capital stock of each of the Engelhard Subsidiaries is validly issued and outstanding, fully paid and nonassessable; there are no subscriptions, options, warrants, calls, rights, contracts, commitments, agreements, understandings or arrangements to issue or allot any additional shares of capital stock of any of the Engelhard Subsidiaries, including any right of conversion or exchange under any outstanding security or other instrument. Upon transfer of the shares of capital stock of each of the Engelhard Subsidiaries pursuant to this Agreement as set forth on Schedule 2.2 hereto, the Joint Venture Entities (as set forth on Schedule 2.2) will acquire valid and marketable title to such shares of capital stock free and clear of any claim or Lien.

          4.3 Authorization; Execution and Delivery, etc.

          Engelhard has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, and Engelhard has full corporate power and authority to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to which Engelhard is a party and the performance of Engelhard's obligations hereunder and thereunder have been duly authorized by the Board of Directors of Engelhard. This Agreement constitutes, and the Related Agreements to which Engelhard is a party when executed and delivered will each constitute, the valid and binding agreement of Engelhard, each enforceable in accordance with their terms, except (i) as the enforcement of this Agreement and the Related Agreements to which Engelhard is a party may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) as the obligations of Engelhard under this Agreement and the Related Agreements to which it is a party are subject to general principles of equity.

          4.4 Consents and Approvals of Governmental Authorities.

          Except as set forth on Schedules 4.3 and 4.4 attached hereto, no consent, approval or authorization of, or declaration, filing or registration with or notice to, any governmental or regulatory authority is required in connection with or as a result of the execution and delivery by Engelhard of this Agreement and the Related Agreements to which Engelhard is a party or the performance by Engelhard of its obligations hereunder and thereunder.

          4.5 No Violation.

          Assuming that all consents, approvals or authorizations and other actions listed in Schedules 4.3, 4.4, 4.5, 4.14(c) and 4.14(d) have been obtained and all notices listed in such Schedules have been given, the execution and delivery of this Agreement and the Related Agreements to which Engelhard is a party and the performance by Engelhard of its obligations hereunder and thereunder do not and will not (a) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or the lapse of time, or both, has the potential of constituting a default), or result in the creation of any Lien upon any properties or assets of any of Engelhard (and relating to Engelhard's Business) or the Engelhard Subsidiaries, under (i) any charter document or By-laws of any of Engelhard or the Engelhard Subsidiaries, or (ii) except as set forth on Schedule 4.5 hereto, any mortgage, indenture, debenture, loan or credit agreement or any other agreement or instrument to which any of Engelhard or the Engelhard Subsidiaries is a party, or pursuant to which it is the direct or indirect obligor, or by which any of Engelhard's or the Engelhard Subsidiaries' properties are bound or affected, or (b) violate any law, regulation, judgment, injunction, order or decree binding upon any of Engelhard or the Engelhard Subsidiaries or (c) result in the loss of any license, franchise, permit, legal privilege or legal right enjoyed or possessed by any of Engelhard (and related to Engelhard's Business) or the Engelhard Subsidiaries or
(d) give the right of termination to any party to any agreement, lease (including, but not limited to, equipment leases), license or other instrument to which any of Engelhard (and related to Engelhard's Business) or the Engelhard Subsidiaries is a party or by which any of Engelhard's (and related to Engelhard's Business) or the Engelhard Subsidiaries' properties and assets are bound, other than as set forth in Schedule 4.5 hereto or (e) require the consent of any third party, other than as set forth in Schedule 4.5 hereto.

          4.6 Financial Statements.

          Engelhard has furnished to CLAL (i) an unaudited statement of net assets as of December 31, 1993 reflecting the Engelhard Assets and the Engelhard Liabilities (the "Engelhard 1993 Balance Sheet"), (ii) an unaudited statement of net assets as of December 31, 1994 (the "Engelhard Year-End Balance Sheet") reflecting the Engelhard Assets and the Engelhard Liabilities, and (iii) an unaudited income statement for the twelve-month period ended December 31, 1994 for Engelhard's Business (the "Engelhard 1994 Income Statement"), copies of which are attached hereto as Schedule 4.6. The Engelhard 1993 Balance Sheet, the Engelhard Year-End Balance Sheet and the Engelhard 1994 Income Statement have been prepared in accordance with (i) the books and records of Engelhard and the Engelhard Subsidiaries, as applicable, and (ii) the Applicable Principles.

          There has been no material adverse change in the financial position or results of operations of Engelhard (with respect to Engelhard's Business) and the Engelhard Subsidiaries, taken as a whole, since December 31, 1994.

          4.7 Joint Venture Agreements.

          Except as set forth on Schedule 4.7 hereto, neither Engelhard nor any of the Engelhard Subsidiaries is a party to any joint venture agreement related to Engelhard's Business.

          4.8 Ownership of and Title to Engelhard Assets.

          Engelhard and its Affiliates own or lease the Engelhard Assets owned or leased by them subject to no Lien, except Permitted Encumbrances and those Liens described on Schedule 4.8 hereto.

          4.9 Compliance with Applicable Laws.

          To Engelhard's knowledge, each of Engelhard (with respect to Engelhard's Business) and the Engelhard Subsidiaries is in conformity in all material respects with all applicable governmental or judicial laws, ordinances, regulations, rules and orders. Each of Engelhard and the Engelhard Subsidiaries has all requisite corporate authority and power and all governmental or judicial permits, certificates, licenses, approvals, registrations and other authorizations required to carry on and conduct Engelhard's Business and to own, lease, use and operate its properties at the places and in the manner in which Engelhard's Business is now or contemplated to be conducted. Except as set forth on Schedule 4.9 hereto, none of Engelhard or the Engelhard Subsidiaries is bound by any order, injunction or decree of any court, governmental department, commission, board, agency or instrumentality which would prevent it from conducting Engelhard's Business in substantially the same manner as such business has heretofore been and contemplated to be conducted, or from operating and leasing its assets, properties, structures and facilities and/or its buildings and improvements related to Engelhard's Business substantially as heretofore and as contemplated to be operated and leased.

          4.10 Tax Matters.

          Except as set forth on Schedule 4.10 hereto, (i) all tax returns and tax reports required to be filed by Engelhard (with respect to Engelhard's Business) or any of the Engelhard Subsidiaries, whether on a stand-alone or consolidated, combined or unitary basis, have been filed with or extensions have been granted by the appropriate taxing authority in all jurisdictions in which such returns and reports are required to be filed, and such returns are accurate and reflect amounts due in respect of the period or transaction reported upon;
(ii) all Taxes due under such returns and reports (a) have been fully paid or adequately provided for on the books, financial statements and balance sheets of Engelhard (with respect to Engelhard's Business) or the Engelhard Subsidiaries, or (b) are being contested in good faith by appropriate proceedings and are not materially adverse to Engelhard's Business; (iii) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns and reports referred to in the foregoing clauses or any other similar returns or reports (or in respect of any other Taxes) which, individually or in the aggregate will materially adversely affect the properties, financial condition or operations of Engelhard's Business; (iv) no waivers of statutes of limitation or relevant time limits with respect to such returns and reports (or in respect of any other Tax) have been given by Engelhard (with respect to Engelhard's Business) or any of the Engelhard Subsidiaries; and (v) none of Engelhard (with respect to Engelhard's Business) or the Engelhard Subsidiaries is a party to, is bound by, or has any obligation under any tax sharing or similar agreement. All deficiencies asserted or assessments with respect to Engelhard (with respect to Engelhard's Business) or any of the Engelhard Subsidiaries made as a result of any examinations have been fully paid or fully reflected as a liability on the books, financial statements and balance sheets of Engelhard (with respect to Engelhard's Business) or the Engelhard Subsidiaries or are otherwise adequately covered by reserves included therein.

          4.11 Employee Arrangements.

          (a) Each of Engelhard (with respect to Engelhard's Business) and the Engelhard Subsidiaries is in compliance in all material respects with all laws respecting employment and employment practices, employment discrimination, income or other taxes, unemployment or social security withholding, occupational health and safety, terms and conditions of employment, and wages and hours. Except as set forth on Schedule 4.11(a) hereto, none of Engelhard or the Engelhard Subsidiaries is liable for any unpaid wages, bonuses or commissions, or for any tax, penalty, assessment, or forfeiture for failure to comply with any employer/employee matter with respect to Engelhard's Business. Schedule 4.11(a) hereto lists each collective bargaining and labor agreement relating to Engelhard's Business to which Engelhard or the Engelhard Subsidiaries is a party. There is not now any strike, work stoppage, or labor controversy or dispute pending or, to the best of Engelhard's knowledge, threatened, relating to Engelhard's Business.

          (b) Schedule 4.11(b) attached hereto contains a complete and accurate list of the names of all employees of Engelhard and the Engelhard Subsidiaries directly engaged in Engelhard's Business.

          4.12 Absence of Insolvency Proceedings.

          As of the date hereof there is no insolvency proceeding of any character, voluntary or involuntary, relating to any of Engelhard or the Engelhard Subsidiaries, which is pending or, to the best of Engelhard's knowledge, threatened. None of Engelhard or the Engelhard Subsidiaries has made any assignment for the benefit of creditors or taken any action with a view to, or which would constitute a basis for, the institution of an insolvency proceeding.

          4.13 Absence of Certain Changes.

          Except as set forth on Schedule 4.13, from December 31, 1994, there has not been (a) any damage, destruction or loss to any of the Engelhard Assets or any assets of the Engelhard Subsidiaries not covered by insurance, which damage, destruction or loss individually or in the aggregate exceeds $200,000;
(b) any disposal to any third party of any of the Engelhard Assets or any assets of the Engelhard Subsidiaries (other than sales of inventory or the disposal of other assets in the ordinary course of business); (c) except for Permitted Encumbrances or as otherwise permitted under the terms of this Agreement, any incurrence of or entry into any mortgage or consensual lien on any of the Engelhard Assets or any assets of the Engelhard Subsidiaries, including without limitation any borrowing (or assumption or guarantee thereof) or any liability or commitment entered into or incurred outside the ordinary course of business;
(d) any change by Engelhard or any of the Engelhard Subsidiaries in accounting methods or principles relating to Engelhard's Business; or (e) any other action which would violate Section 6.6 if it were applicable from December 31, 1993.

          4.14 Schedules of Properties, Contracts and Other Data.

          (a) (i)Schedule 4.14(a) attached hereto contains a complete and accurate list of all Real Properties (including a list or description, as applicable, of all buildings, facilities, fixtures and other improvements thereon and all easements, rights of way, licenses, transferable permits and other appurtenances thereto) presently leased or owned of record or legally or beneficially by any of Engelhard or the Engelhard Subsidiaries, used exclusively in Engelhard's Business and included in the Engelhard Assets or to be leased to the Joint Venture Entities pursuant to the Lease Agreements, and a description of all leases of Real Properties (or an interest therein) under which any of Engelhard or the Engelhard Subsidiaries is a lessor and which are used exclusively in Engelhard's Business and included in the Engelhard Assets or to be leased to the Joint Venture Entities pursuant to the Lease Agreements. Such properties are the only Real Properties used exclusively by any of Engelhard or the Engelhard Subsidiaries in the operation of Engelhard's Business. Except as set forth on
Schedule 4.14(a), each of Engelhard and the Engelhard Subsidiaries has good and marketable title to all of the Real Properties owned by it, free and clear of any Liens except for Permitted Encumbrances.

          (ii) There are no pending and (to the knowledge of Engelhard) no threatened condemnation, eminent domain or adverse possession proceedings or claims affecting all or a part of any of the Real Properties owned of record or legally or beneficially by any of Engelhard or the Engelhard Subsidiaries, or to Engelhard's knowledge, leased by any of Engelhard or the Engelhard Subsidiaries.

          (b) Schedule 4.14(b) hereto contains a list of outstanding and settled claims in excess of $100,000 relating to Engelhard's Business since January 1, 1993 under all policies of insurance, whether or not now in force, in the name of or to the benefit of Engelhard and relating to Engelhard's Business or the Engelhard Assets (including, without limitation, any self-insurance programs), including but not limited to settled and outstanding claims under all policies of insurance, whether or not now in force.

          (c) Schedule 4.14(c) hereto contains a complete and accurate list of all existing outstanding contracts, agreements, commitments and equipment leases (other than confirmed purchase orders for metal sales in the ordinary course of business) relating to Engelhard's Business which require the payment of more than $250,000 in the aggregate and all licenses in which any of Engelhard or the Engelhard Subsidiaries has any right or interest. Except as disclosed on
Schedule 4.14(c), no consents or approvals of any person other than Engelhard or the Engelhard Subsidiaries are necessary to sell, assign, convey, transfer and deliver any and all rights and interests in or to such contracts, agreements, commitments, equipment leases and licenses.

          (d) (i) To Engelhard's knowledge, except as set forth on Schedule 4.14(d), each of Engelhard and the Engelhard Subsidiaries have all licenses, permits, certificates, approvals, registrations, authorizations or other evidences of authority which are required for the properties or operation of Engelhard's Business under Environmental Laws or any other law, rule, regulation, code, order, decree, judgment, injunction, or policy or guideline of any governmental agency (collectively, the "Engelhard Permits") and, except as set forth in Schedule 4.14(d), all Engelhard Permits are in full force and effect and Engelhard is in compliance with such Engelhard Permits and none of Engelhard or the Engelhard Subsidiaries has received written or oral notice of any proposed modification, suspension or cancellation of any Engelhard Permit.

          (ii) Engelhard and each of the Engelhard Subsidiaries have made timely application for renewals of all Engelhard Permits.

          (iii) Except as set forth on Schedule 4.14(d), Engelhard and its Affiliates may transfer, convey, assign and deliver the Engelhard Permits to the Joint Venture Entities without obtaining the consent or approval of, or filing any notification or application with, any Person (including, without limitation, any Governmental Entity). Except as set forth on Schedule 4.14(d), Engelhard and its Affiliates have or will submit in a timely fashion the appropriate documents to obtain any consent or approval or file any notification or application required to transfer such Engelhard Permits to the Joint Venture Entities prior to or on the Closing Date.

          (iv) Except as set forth on Schedule 4.14(d), there is no civil or criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, or request for information, notice of violation, investigation, or proceeding pending or threatened against any of Engelhard or the Engelhard Subsidiaries arising out of or relating to Engelhard's Business under any Environmental Law.

          4.15 Agreements in Full Force and Effect.

          Except as specifically noted in the Schedules attached hereto, and to Engelhard's best knowledge, (i) all contracts, agreements, leases, certificates, permits, licenses and other instruments included in the Schedules attached hereto are valid and in full force and effect, and (ii) assuming all the consents required as indicated on the Schedules hereto have been obtained, none of Engelhard or the Engelhard Subsidiaries has breached any provision of, is in default in any material respect or knows of any event which with notice, or the lapse of time or both, would constitute such an event of default, before or after giving effect to the consummation of this Agreement (or a basis of force majeure or other claim of excusable delay or non-performance) under the terms of, any contract, agreement, lease, certificate, permit, license or other instrument relating to Engelhard's Business to which any of Engelhard or the Engelhard Subsidiaries is a party or by which any of their properties is bound or affected.

          4.16 Legal Proceedings, etc.

          Except as disclosed on Schedule 4.16 hereto, there is no legal, administrative, arbitrative or other action or proceeding or governmental investigation relating to Engelhard's Business pending, or, to Engelhard's knowledge, threatened in writing, against any of Engelhard or the Engelhard Subsidiaries or any director, officer or employee thereof or any employee benefit plan or the trustee of any employee benefit plan.

          4.17 Non-Infringement of Certain Rights of Others.

          The lists (including registration numbers and dates of filing, renewal and termination) of trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, trade names (whether or not registered or registrable) and applications therefor, product names, copyright registrations and applications, patents and patent applications contained on Schedule 4.17 hereto are complete and accurate lists in all material respects of such intellectual property used exclusively in connection with Engelhard's Business. Any such patents or applications therefor, trademarks or applications therefor, service marks, trade names, copyrights or other intellectual property relating to Engelhard's Business which were issued in the name of an employee or former employee or other third party have been duly assigned to Engelhard or an Engelhard Subsidiary, and any current or future rights relating to such intellectual property are the sole property of Engelhard or the Engelhard Subsidiaries, as the case may be. Except as set forth on
Schedule 4.17 hereto, and to Engelhard's best knowledge, (i) Engelhard or an Engelhard Subsidiary has or owns, directly or indirectly, all right, title and interest to all such patents and patent applications, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, trade names and applications therefor, product names, copyright registrations and applications therefor and other intellectual property; to the knowledge of Engelhard, none of Engelhard's or the Engelhard Subsidiaries' rights in or use of such patents, trademarks, service marks, trade names, copyrights or other intellectual property has been or is currently being or threatened to be, challenged; (ii) all of such patents, trademark registrations, trade name registrations, service mark registrations, and copyright registrations have been duly issued and have not been cancelled, abandoned or otherwise terminated; (iii) all of Engelhard's and the Engelhard Subsidiaries' patent applications, trademark applications, service mark applications, trade name applications and copyright applications related to Engelhard's Business have been duly filed with the appropriate authorities; and (iv) no consents or approvals of any Person are necessary to transfer, assign and deliver any such patents, trademarks, service marks, trade names and copyrights to the Joint Venture Entities pursuant to this Agreement (other than the registration or recordation of such conveyance and transfer in various jurisdictions, for which Engelhard agrees to use its best efforts and to cause the Engelhard Subsidiaries to use their respective best efforts to assist the Joint Venture Entities in accomplishing, as soon as practicable after the Closing Date, pursuant to Sections 2.6 and 6.10 hereof). Each of Engelhard and the Engelhard Subsidiaries owns or has adequate licenses or other rights in all material respects to use all trademarks, service marks, trade names, patents, patent applications, inventions, copyrights, know-how and technical information used in the conduct of Engelhard's Business, and, except as disclosed on Schedule 4.17 hereto, no royalties or other fees are payable to any third party with respect to such rights.

          To the knowledge of Engelhard, none of the services performed or products manufactured or sold by any of Engelhard or the Engelhard Subsidiaries related to Engelhard's Business, or trademarks, trade names, product names, service marks or copyrights used by any of Engelhard or the Engelhard Subsidiaries in connection with Engelhard's Business infringes the patent, trademark, trade names, service marks, copyrights or other similar rights of any other party.

          4.18 Brokerage.

          Except as set forth on Schedule 4.18 hereto, no broker or finder has acted directly or indirectly for any of Engelhard or the Engelhard Subsidiaries in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Engelhard or the Engelhard Subsidiaries.

          4.19 No Undisclosed Liabilities.

          The Engelhard Subsidiaries have no liabilities, debts or obligations of any nature (whether due or to become due, absolute, contingent or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charge or penalty, interest or fines) except (a) liabilities, debts and obligations reflected in the Engelhard Year-End Balance Sheet, (b) liabilities, debts or obligations incurred in the ordinary course of business since the date of the Engelhard Year-End Balance Sheet and (c) liabilities, debts or obligations incurred in connection with transactions provided for in this Agreement ("Undisclosed Liabilities of the Engelhard Subsidiaries").


                                   ARTICLE V.

                                COVENANTS OF CLAL


          From and after the date of this Agreement through the Closing Date (except for the covenants set forth in Sections 5.9 and 5.10 which shall survive after the Closing Date), CLAL shall comply and shall cause its Affiliates to comply, with the following covenants in respect of CLAL's Business:

          5.1 Access.

          Give Engelhard and its representatives reasonable access during normal business hours to the properties, books and records of any of CLAL or the CLAL Subsidiaries relating to CLAL's Business, and furnish Engelhard with all such information concerning CLAL's Business as Engelhard may reasonably request.

          5.2 Financial Information.

          Furnish to Engelhard such of the operating statements, balance sheets, profit and loss statements and other financial statements as are prepared in the normal course of CLAL's Business relating to CLAL's Business or the CLAL Subsidiaries, and such other information concerning their financial condition as Engelhard may reasonably request.

          5.3 Books and Records.

          Continue to maintain the books, accounts and records of each of CLAL and the CLAL Subsidiaries that relate to CLAL's Business in the usual, regular and ordinary manner on a basis consistent with prior years and periods, except as required by law or generally accepted accounting principles.

          5.4 Conduct of Business and Financial Operations.

          CLAL agrees to continue to (i) operate CLAL's Business and to cause each of the CLAL Subsidiaries to operate their respective businesses in the ordinary course, (ii) preserve and to cause each of the CLAL Subsidiaries to preserve the present form and structure of their respective business organizations relating to CLAL's Business, except as contemplated hereby, (iii) use its best efforts and to cause each of the CLAL Subsidiaries to use their respective best efforts to keep available the services of their present officers, agents and employees engaged in CLAL's Business, except for termination of employees in the ordinary course of business and for termination of employees with the consent of Engelhard, (iv) use its best efforts and to cause each of the CLAL Subsidiaries to use their respective best efforts to preserve present relationships with persons having business dealings relating to CLAL's Business with them, (v) not to incur and to cause each of the CLAL Subsidiaries not to incur any liabilities (other than indebtedness for money borrowed) or purchase any assets (except for liabilities incurred and assets purchased in the ordinary course of business) relating to CLAL's Business, (vi) not to enter and to cause each of the CLAL Subsidiaries not to enter into any transaction or agreement relating to CLAL's Business with any Affiliate except in the ordinary course of business, unless such transaction or agreement is on arm's-length terms and (vii) not materially increase and to cause each of the CLAL Subsidiaries not to materially increase the compensation paid under any employment agreement with respect to CLAL's Business.

          5.5 Payments Due.

          Pay and cause each of the CLAL Subsidiaries to pay in the normal course all consideration, or provide when due all services under all material accounts payable, contracts and agreements relating to CLAL's Business and comply with all material terms, conditions and provisions thereof.

          5.6 Certain Prohibited Activities.

          CLAL will cause each of the CLAL Subsidiaries not to, without the prior written consent of Engelhard or except as otherwise specifically provided herein (except to the extent not related to or otherwise affecting any of the CLAL Assets or CLAL's Business): (i) issue, sell or deliver, or agree to issue, sell or deliver, any shares of capital stock (whether authorized and unissued or held in treasury), or grant or issue, or agree to grant or issue, any subscription, option, warrant or other right calling for the issue thereof; (ii) purchase shares of capital stock of any of its Affiliates or any other securities of any corporation; (iii) make any change in any employee benefit plan or arrangement, or any collective bargaining agreement, or enter into any new compensation arrangement for any officer or employee, except as required by law or in the ordinary course of business; (iv) sell or otherwise dispose of or mortgage or pledge any assets (tangible or intangible), or cancel any debts or claims (including, without limitation, accounts receivable) owing to it, other than in the ordinary course of business;
(v) sell, convey, assign or otherwise dispose of, voluntarily mortgage or hypothecate, lease or sublease, or voluntarily subject to any Lien all or any part of the real property owned or leased by any of the CLAL Subsidiaries, except in the ordinary course of business; (vi) merge or consolidate with any other corporation or acquire control of any other corporation or business entity; or take any steps incident to, or in furtherance of, any of such actions, whether by entering into an agreement providing therefor or otherwise;
(vii) effect or agree to any change in its charter or By-laws; or (viii) enter into any other transaction or make or enter into any contract or commitment which is not in the ordinary course of business.

          CLAL will not, without the prior written consent of Engelhard or except as otherwise specified herein: (i) make any change in any employee benefit plan or arrangement relating to CLAL's Business, or any collective bargaining agreement relating to CLAL's Business, or enter into any new compensation arrangement for any officer or employee relating to CLAL's Business, except as required by law, in the ordinary course of business or as contemplated by this Agreement; (ii) sell or otherwise dispose of or mortgage or pledge any CLAL Assets, or cancel any debts or claims (including, without limitation, accounts receivable) relating to CLAL's Business owing to it, other than in the ordinary course of business; (iii) acquire control of any other corporation or business entity relating to CLAL's Business; or take any steps incident to, or in furtherance of, any of such actions, whether by entering into an agreement providing therefor or otherwise; or (iv) enter into any other transaction relating to CLAL's Business or make or enter into any contract or commitment relating to CLAL's Business which is not in the ordinary course of business.

          5.7 Capital Expenditures.

          Without Engelhard's prior written consent, CLAL will not and will cause each of the CLAL Subsidiaries not to enter into any leases or other commitments for capital expenditures (including capital equipment) or real estate related to CLAL's Business, except (i) those disclosed elsewhere in this Agreement, (ii) such commitments for additional capital expenditures related to CLAL's Business not exceeding FF1,000,000 in the aggregate, as CLAL or any of the CLAL Subsidiaries, as the case may be, may in their reasonable judgment deem appropriate, provided that Engelhard shall have received advance written notice thereof and have consented thereto (which consent shall not be unreasonably withheld), (iii) commitments for capital expenditures related to CLAL's Business required in the reasonable judgment of any of CLAL or the CLAL Subsidiaries, as the case may be, after notice to Engelhard, to comply with any applicable laws, regulations, orders, judgments or decrees and (iv) such commitments for capital expenditures that shall have been paid in full prior to Closing.

          5.8 Approvals and Consents.

          CLAL shall use its best efforts and shall cause the CLAL Subsidiaries to use their respective best efforts to (i) obtain all governmental approvals and consents, if any, necessary or required for the consummation of the transactions contemplated hereby, including those specified in Schedules 3.3 and
3.4 hereto, and, subject to Section 2.8, any consents or approvals of any other persons, including those specified on Schedule 3.5 or Section 3.14(d) hereto; and (ii) make or cause to be made any and all declarations, filings and registrations with governmental authorities, including those specified in
Schedule 3.4 hereto, which approvals, consents, declarations, filings and registrations are necessary or required for the consummation of the transactions contemplated hereby.

          5.9 Further Assurances.

          CLAL agrees to do or cause to be done such further acts and things and deliver or cause to be delivered to the Joint Venture Entities and/or its designees such additional assignments, agreements, powers and instruments, as the Joint Venture Entities and/or its designees may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the Related Agreements or to better assure and confirm unto the Joint Venture Entities and/or its designees its rights, powers and remedies hereunder and thereunder.

          5.10 Reasonable Efforts.

          Subject to the terms and conditions herein provided, CLAL agrees to use its reasonable efforts to cause the fulfillment of its obligations hereunder. CLAL agrees not to take any action to intentionally breach any representation or warranty or covenant contained herein.

                                   ARTICLE VI.

                             COVENANTS OF ENGELHARD


          From and after the date of this Agreement through the Closing Date (except for the covenants set forth in Sections 6.9 and 6.10 which shall survive after the Closing Date), Engelhard shall comply with the following covenants in respect of Engelhard's Business:

          6.1 Access.

          Give CLAL and its representatives reasonable access during normal business hours to the properties, books and records of any of Engelhard and the Engelhard Subsidiaries relating to Engelhard's Business, and furnish CLAL with all such information concerning Engelhard's Business as CLAL may reasonably request.

          6.2 Financial Information.

          Furnish to CLAL such of the operating statements, balance sheets, profit and loss statements and other financial statements as are prepared in the normal course of Engelhard's Business relating to Engelhard's Business or any of the Engelhard Subsidiaries, and such other information concerning their financial condition as CLAL may reasonably request.

          6.3 Books and Records.

          Continue to maintain the books, accounts and records of each of Engelhard and the Engelhard Subsidiaries that relate to Engelhard's Business in the usual, regular and ordinary manner on a basis consistent with prior years and periods, except as required by law or generally accepted accounting principles.

          6.4 Conduct of Business and Financial Operations.

          Engelhard agrees to continue to (i) operate Engelhard's Business and to cause each of the Engelhard Subsidiaries to operate their respective businesses in the ordinary course, (ii) preserve and to cause each of the Engelhard Subsidiaries to preserve the present form and structure of their respective business organizations relating to Engelhard's Business, except as contemplated hereby, (iii) use its best efforts and to cause each of the Engelhard Subsidiaries to use their respective best efforts to keep available the services of their present officers, agents and employees engaged in Engelhard's Business, except for termination of employees in the ordinary course of business and for termination of employees with the consent of CLAL, (iv) use its best efforts and to cause each of the Engelhard Subsidiaries to use their respective best efforts to preserve present relationships with persons having business dealings relating to Engelhard's Business with them, (v) not to incur and to cause each of the Engelhard Subsidiaries not to incur any liabilities (other than indebtedness for money borrowed) or purchase any assets (except for liabilities incurred and assets purchased in the ordinary course of business) relating to Engelhard's Business, (vi) not to enter and to cause each of the Engelhard Subsidiaries not to enter into any transaction or agreement relating to Engelhard's Business with any Affiliate except in the ordinary course of business, unless such transaction or agreement is on arm's-length terms and (vii) not materially increase and to cause each of Engelhard Subsidiaries not to materially increase the compensation paid under any employment agreement with respect to Engelhard's Business.

          6.5 Payments Due.

          Pay and cause each of the Engelhard Subsidiaries to pay in the normal course all consideration, or provide when due all services under all material accounts payable, contracts and agreements relating to Engelhard's Business and comply with all material terms, conditions and provisions thereof.

          6.6 Certain Prohibited Activities.

          Engelhard will cause each of the Engelhard Subsidiaries not to, without the prior written consent of CLAL or except as otherwise specifically provided herein (except to the extent not related to or otherwise affecting any of the Engelhard Assets or Engelhard's Business): (i) issue, sell or deliver, or agree to issue, sell or deliver, any shares of capital stock (whether authorized and unissued or held in treasury), or grant or issue, or agree to grant or issue, any subscription, option, warrant or other right calling for the issue thereof; (ii) purchase shares of capital stock of any of its Affiliates or any other securities of any corporation; (iii) make any change in any employee benefit plan or arrangement, or any collective bargaining agreement, or enter into any new compensation arrangement for any officer or employee, except as required by law or in the ordinary course of business; (iv) sell or otherwise dispose of or mortgage or pledge any assets (tangible or intangible), or cancel any debts or claims (including, without limitation, accounts receivable) owing to it, other than in the ordinary course of business; (v) sell, convey, assign or otherwise dispose of, voluntarily mortgage or hypothecate, lease or sublease, or voluntarily subject to any Lien all or any part of the real property owned or leased by any of the Engelhard Subsidiaries, except in the ordinary course of business; (vi) merge or consolidate with any other corporation or acquire control of any other corporation or business entity; or take any steps incident to, or in furtherance of, any of such actions, whether by entering into an agreement providing therefor or otherwise; (vii) effect or agree to any change in its charter or By-Laws; or (viii) enter into any other transaction or make or enter into any contract or commitment which is not in the ordinary course of business.

          Engelhard will not, without the prior written consent of CLAL or except as otherwise specified herein: (i) make any change in any employee benefit plan or arrangement relating to Engelhard's Business, or any collective bargaining agreement relating to Engelhard's Business, or enter into any new compensation arrangement for any officer or employee relating to Engelhard's Business, except as required by law, in the ordinary course of business or as contemplated by this Agreement; (ii) sell or otherwise dispose of or mortgage or pledge any Engelhard Assets, or cancel any debts or claims (including, without limitation, accounts receivable) relating to Engelhard's Business owing to it, other than in the ordinary course of business; (iii) acquire control of any other corporation or business entity relating to Engelhard's Business; or take any steps incident to, or in furtherance of, any of such actions, whether by entering into an agreement providing therefor or otherwise; or (iv) enter into any other transaction relating to Engelhard's Business or make or enter into any contract or commitment relating to Engelhard's Business which is not in the ordinary course of business.

          6.7 Capital Expenditures.

          Without CLAL's prior written consent, Engelhard will not and will cause each of the Engelhard Subsidiaries not to enter into any leases or other commitments for capital expenditures (including capital equipment) or real estate related to Engelhard's Business, except (i) those disclosed elsewhere in this Agreement, (ii) such commitments for additional capital expenditures related to Engelhard's Business not exceeding $200,000 in the aggregate, as Engelhard or any of the Subsidiaries, as the case may be, may in their reasonable judgment deem appropriate, provided that CLAL shall have received advance written notice thereof and have consented thereto (which consent shall not be unreasonably withheld), (iii) commitments for capital expenditures related to Engelhard's Business required in the reasonable judgment of any of Engelhard or the Engelhard Subsidiaries, as the case may be, after notice to CLAL, to comply with any applicable laws, regulations, orders, judgments or decrees and (iv) such commitments for capital expenditures that shall have been paid in full prior to Closing.

          6.8 Approvals and Consents.

          Engelhard shall use its best efforts and shall cause the Engelhard Subsidiaries to use their respective best efforts to (i) obtain all governmental approvals and consents, if any, necessary or required for the consummation of the transactions contemplated hereby, including those specified in Schedule 4.4 hereto, and, subject to Section 2.8, any consents or approvals of any other persons, including those specified on Schedule 4.5 or Section 4.14(d) hereto; and (ii) make or cause to be made any and all declarations, filings and registrations with governmental authorities, including those specified in
Schedule 4.4 hereto, which approvals, consents, declarations, filings and registrations are necessary or required for the consummation of the transactions contemplated hereby.

          6.9 Further Assurances.

          Engelhard agrees to do or cause to be done such further acts and things and deliver or cause to be delivered to the Joint Venture Entities and/or its designees such additional assignments, agreements, powers and instruments, as the Joint Venture Entities and/or its designees may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the Related Agreements or to better assure and confirm unto the Joint Venture Entities and/or its designees its rights, powers and remedies hereunder and thereunder.

          6.10 Reasonable Efforts.

          Subject to the terms and conditions herein provided, Engelhard agrees to use its reasonable efforts to cause the fulfillment of its obligations hereunder. Engelhard agrees not to take any action to intentionally breach any representation or warranty or covenant contained herein.


                                  ARTICLE VII.

                CONDITIONS PRECEDENT TO ALL PARTIES' OBLIGATIONS


          The performance of the obligations of each of the parties hereto on the Closing Date is subject to the following conditions precedent:

          7.1 Joint Venture Entities in Effect.

          Prior to the Closing, the Joint Venture Agreements shall have been agreed to the satisfaction of both CLAL and Engelhard and filed or executed, as the case may be, by all of the respective parties thereto. On or before the Closing Date, CLAL shall cause Etablissements Alfred Joliot, a French societe anonyme which is wholly owned by CLAL, to be transformed into a French societe par actions simplifee and be named Engelhard/CLAL SAS, which shall be the French Joint Venture Entity. CLAL hereby represents, warrants and guarantees to Engelhard that Etablissements Alfred Joliot does not have and on the Closing Date will not have any liabilities, debts or obligations (whether due or to become due, absolute, contingent or otherwise) which are not disclosed on
Schedule 7.1 hereto and agrees to indemnify and hold harmless Engelhard and its Affiliates from any and all such liabilities, debts and obligations. Each of the Joint Venture Entities shall have been duly organized and validly existing under the laws of the jurisdiction of its organization and have full power and authority to carry on its business as contemplated to be conducted and to execute, deliver and perform its obligations under the Related Agreements to which it is a party. Each of the Joint Venture Agreements shall be in full force and effect, no party shall be in default thereunder, and no circumstances shall exist which with the passage of time or notice or both would constitute a default thereunder. Prior to the Closing Date, CLAL and Engelhard shall have agreed on an initial Budget and an initial Business Plan (as such terms are defined in the Master Agreement).

          7.2 Related Agreements.

          Prior to or simultaneously with the Closing Date, (x) each of the Related Agreements (other than Precious Metal Supply or Hedging Agreement), in form and substance mutually satisfactory to CLAL and Engelhard, shall have been entered into by the parties thereto and (y) the Precious Metal Supply and Hedging Agreement, in substantially the form attached as Annex A to the Master Agreement, shall have been entered into by the parties thereto and, in each case, such parties shall have performed all obligations required to be performed thereunder as of the Closing Date.

          7.3 Shareholder Approval.

          On or prior to the Closing Date, an extraordinary general shareholders meeting of CLAL shall have approved the transfer by CLAL to Engelhard/CLAL SAS of certain of the CLAL Assets as specified in Schedule 2.1 against receipt by CLAL of the interests in Engelhard/CLAL SAS as specified in Schedule 10.1.

          7.4 Certain Governmental Approvals

          (a) The French statutory auditor (the commissaire a la scission) appointed to verify the value of the proposed contributions to Engelhard/CLAL SAS shall not have objected to the respective values given to the proposed contributions by Engelhard and CLAL to Engelhard/CLAL SAS as set forth in this Agreement.

          (b) A decision shall have been made satisfactory to both Engelhard and CLAL that it is not the intention of the Secretary of State for Industry and Trade of the United Kingdom to refer the consummation of the Joint Venture to the Monopolies and Mergers Commission under the United Kingdom Fair Trading Act of 1973.

          7.5 Board of Directors Approval

          On or prior to the Closing Date, the Board of Directors of Engelhard shall have approved the consummation by Engelhard of the transactions to be performed by Engelhard pursuant to this Agreement and the Related Agreements.

          7.6 Schedules.

          On or prior to the Closing Date, each of the Schedules to this Agreement that has not been finalized and delivered as of the date of this Agreement (as set forth in Section 13.8 hereof) shall have been finalized and delivered pursuant to Section 13.8 hereof.


                                  ARTICLE VIII.

                             CONDITIONS PRECEDENT TO
                               CLAL'S OBLIGATIONS


          The performance of the obligations of CLAL, on the Closing Date, in addition to being subject to the satisfaction of the conditions set forth in
Article VII hereof, is subject to satisfaction of the following conditions at or prior to the Closing Date (any of which may be waived by CLAL):

          8.1 Representations and Warranties.

          The representations and warranties of Engelhard set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on that date.

          8.2 Performance.

          The covenants and agreements set forth in this Agreement and the Related Agreements, and the obligations and conditions required by this Agreement to be met, performed or complied with by Engelhard prior to or at Closing shall have been performed and complied with in all material respects prior to or at the Closing Date.

          8.3 Litigation and Proceedings.

          No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement, or their partners, directors or officers by or before any Governmental Entity to restrain, enjoin, prohibit or otherwise challenge, or to obtain substantial damages or other relief in respect of, this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby and which in the opinion of CLAL would make it inadvisable to consummate such transactions. No party to this Agreement and the Related Agreements shall have received written notice from any Governmental Entity of its intention to (i) institute any action or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or thereby or to nullify or render ineffective this Agreement, the Related
Agreements or such transactions if consummated, or (ii) commence any investigation into the execution of this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby or thereby, which action, proceeding or investigation in the opinion of CLAL would make it inadvisable to consummate the transactions contemplated hereby or thereby.

          8.4 Approvals and Consents.

          All consents, authorizations and approvals listed on Schedules 3.3 and
4.4 hereof and which are indicated on such Schedule as being required to be obtained prior to the Closing Date shall have been obtained; and Engelhard shall have obtained from NJ DEP prior to the Closing all consents, approvals, authorizations and waivers required by ISRA in order to consummate the transactions contemplated by this Agreement and the Related Agreements and all waiting periods required by law shall have passed and no Governmental Entity shall have indicated its objection to, or its intent to challenge as violative of any federal, state or foreign laws, any of the transactions contemplated by this Agreement.

          8.5 Certificates.

          Engelhard shall have furnished CLAL with certificates of Engelhard signed by an officer of Engelhard, as the case may be, certifying compliance with the conditions set forth in this Article VIII in form and substance satisfactory to CLAL.

          8.6 Lessors' Consents.

          Engelhard shall have received the consent, in form and substance satisfactory to CLAL, of the lessors on the leases specified by CLAL in Schedule
8.6 to the assignment of such leases to the Joint Venture Entities and to the other transactions contemplated herein, to the extent such consent is required. Engelhard shall also have obtained the consent, in form and substance satisfactory to CLAL, of lessors under any equipment leases specified in
Schedule 8.6 hereto to the transfer of such equipment to the Joint Venture Entities and to any other transactions contemplated herein.

          8.7 Assignment of Certain Contracts.

          Engelhard  shall  have  obtained   consent,   in  form  and  substance
satisfactory to CLAL, to the assignment to the Joint Venture Entities of the contracts, licenses and other instruments listed on Schedule 8.7 hereof.

          8.8 Delivery of Shares of Engelhard Subsidiaries.

          Engelhard and its Affiliates shall have furnished to the Joint Venture Entities (as set forth in Schedule 2.2 hereto) all share certificates or other appropriate evidence of ownership, free and clear of all Liens duly executed in blank in form for transfer and effective as of the Closing Date, in respect of all issued and allotted shares of Engelhard Subsidiaries.

          8.9 Corporate Action.

          All corporate and other actions necessary to authorize and effectuate the consummation of the transactions contemplated hereby by Engelhard shall have been duly taken prior to the Closing, and Engelhard shall have delivered to CLAL a certificate of a duly authorized officer or employee of Engelhard to that effect together with a certified copy of resolutions of the Board of Directors of Engelhard authorizing the execution and delivery of this Agreement, the Related Agreements to which Engelhard is a party and the consummation of the transactions contemplated hereby and thereby.

          8.10 Receipt of Precious Metals.

          On or prior to the Closing Date, the Joint Venture Entities shall have delivered precious metals to sites and/or accounts designated by CLAL in the quantities and types owed to (i) CLAL, or (ii) CLAL customers with credit pool account balances which pool accounts have not been novated prior to the Closing. These quantities and types of precious metals to be delivered to CLAL will be determined prior to the Closing by taking account of factors such as (but not necessarily limited to) the quantity and types of precious metal at sites contributed to the Joint Venture Entities by CLAL, such sites' precious metals receivables, novated credit balance pool accounts, precious metals contributed to the Joint Venture Entities by CLAL pursuant to Section 2.1 hereof and committed precious metals.


                                   ARTICLE IX.

                             CONDITIONS PRECEDENT TO
                             ENGELHARD'S OBLIGATIONS


          The performance of the obligations of Engelhard, on the Closing Date, in addition to being subject to the satisfaction of the conditions set forth in
Article VII hereof, is subject to satisfaction of the following conditions at or prior to the Closing Date (any of which may be waived by Engelhard):

          9.1 Representations and Warranties.

          The representations and warranties of CLAL set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on that date.

          9.2 Performance.

          The covenants and agreements set forth in this Agreement and the Related Agreements, and the obligations and conditions required by this Agreement to be met, performed or complied with by

CLAL prior to or at Closing shall have been performed and complied with in all material respects prior to or at the Closing Date.

          9.3 Litigation and Proceedings.

          No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement, or their partners, directors or officers by or before any Governmental Entity to restrain, enjoin, prohibit or otherwise challenge, or to obtain substantial damages or other relief in respect of, this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby and which in the opinion of Engelhard would make it inadvisable to consummate such transactions. No party to this Agreement and the Related Agreements shall have received written notice from any Governmental Entity of its intention to (i) institute any action or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or thereby or to nullify or render ineffective this Agreement, the Related Agreements or such transactions if consummated, or (ii) commence any investigation into the execution of this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby or thereby, which action, proceeding or investigation in the opinion of Engelhard would make it inadvisable to consummate the transactions contemplated hereby or thereby.

          9.4 Approvals and Consents.

          All consents, authorizations and approvals listed on Schedules 3.4 and
4.4 hereof and which are indicated on such Schedule as being required to be obtained prior to the Closing Date shall have been obtained; and Engelhard shall have obtained from NJ DEP prior to the Closing all consents, approvals, authorizations and waivers required by ISRA in order to consummate the transactions contemplated by this Agreement and the Related Agreements; and all waiting periods required by law shall have passed, and no Governmental Entity shall have indicated its objection to, or its intent to challenge as violative of any federal, state, national, local or foreign laws, any of the transactions contemplated by this Agreement.

          9.5 Certificates.

          CLAL shall have furnished Engelhard with certificates of CLAL signed by an officer of CLAL, as the case may be, certifying compliance with the conditions set forth in this Article Nine in form and substance satisfactory to Engelhard.

          9.6 Lessors' Consents.

          CLAL shall have received the consent, in form and substance satisfactory to Engelhard, of the lessors on the leases specified by Engelhard in Schedule 9.6 to the assignment of such leases to the Joint Venture Entities and to the other transactions contemplated herein, to the extent such consent is required. CLAL shall also have obtained the consent, in form and substance satisfactory to CLAL, of lessors under any equipment leases specified in
Schedule 9.6 hereto to the transfer of such equipment to the Joint Venture Entities and to any other transactions contemplated herein.

          9.7 Assignment of Certain Contracts.

          CLAL  shall  have   obtained  the  consent,   in  form  and  substance
satisfactory to Engelhard, to the assignment to the Joint Venture Entities of the contracts, licenses and other instruments listed on Schedule 9.7 hereof.

          9.8 Delivery of Shares of CLAL Subsidiaries.

          CLAL and its Affiliates shall have furnished to the Joint Venture Entities (as set forth in Schedule 2.1 hereto) all share certificates or other appropriate evidence of ownership, free and clear of all Liens duly executed in blank in form for transfer and effective as of the Closing Date, in respect of all issued and allotted shares of the CLAL Subsidiaries.

          9.9 Corporate Action.

          All corporate and other actions necessary to authorize and effectuate the consummation of the transactions contemplated hereby by CLAL shall have been duly taken prior to the Closing, and CLAL shall have delivered to Engelhard a certificate of a duly authorized officer of CLAL to that effect together with a certified copy of resolutions of the Board of Directors of CLAL authorizing the execution and delivery of this Agreement, the Related Agreements to which CLAL is a party and the consummation of the transactions contemplated hereby and thereby.

          9.10 Non-Competition Agreement of Groupe FIMALAC.

          Groupe FIMALAC shall have executed and delivered to Engelhard a non-competition agreement, with terms substantially similar to those contained in Section 6.1 of the Master Agreement, in form and substance satisfactory to Engelhard.

          9.11 Receipt of Precious Metals.

          On or prior to the Closing Date, the Joint Venture Entities shall have delivered precious metals to sites and/or accounts designated by Engelhard in the quantities and types owed to (i) Engelhard, or (ii) Engelhard customers with credit pool account balances which pool accounts have not been novated prior to the Closing. These quantities and types of precious metals to be delivered to Engelhard will be determined prior to the Closing by taking account of factors such as (but not necessarily limited to) the quantity and types of precious metal at sites contributed to the Joint Venture Entities by Engelhard, such sites' precious metals receivables, novated credit balance pool accounts, precious metals contributed to the Joint Venture Entities by Engelhard pursuant to Section 2.2 hereof and committed precious metals.

          9.12 Approval by Unions.

          The consummation of the transactions contemplated by this Agreement shall have been approved by unions representing employees at Engelhard's Carteret facility.


                                   ARTICLE X.

                              CLOSING DATE; CLOSING


          10.1 Closing Date; Closing.

          The Closing hereunder shall take place on the date on which all the conditions precedent set forth in Articles VII, VIII and IX hereof shall have been satisfied or waived, or at such other time and place as the parties hereto shall agree (the "Closing Date"). At the Closing, the parties will exchange such certificates and opinions evidencing satisfaction or waiver of all conditions set forth in Articles VII, VIII and IX hereof and, upon satisfaction or waiver of all such conditions, (i) CLAL and its Affiliates shall deliver to the Joint Venture Entities the instruments of transfer and conveyance required by Section
2.6 to evidence the Joint Venture Entities's ownership and possession of CLAL Assets, as well as any and all certificates and other documents requested by the Joint Venture Entities evidencing or confirming any and all title, right and interest therein and thereto, (ii) Engelhard and its Affiliates shall deliver to the Joint Venture Entities the instruments of transfer and conveyance required by Section 2.6 to evidence the Joint Venture Entities ownership and possession of the Engelhard Assets, as well as any and all certificates and other documents requested by the Joint Venture Entities evidencing or confirming any and all title, right and interest therein and thereto, and (iii) the Joint Venture Entities shall deliver to CLAL and Engelhard the interests in the Joint Venture Entities specified on Schedule 10.1 hereto, and thereupon the Closing will be deemed accomplished. As soon as practicable following the Closing Date, CLAL and Engelhard shall, to the extent that the same are not under the possession and control of the Joint Venture Entities deliver to the Joint Venture Entities (i) possession of all books, accounts, records, documents, agreements and reports related exclusively to CLAL's Business or Engelhard's Business, as the case may be, and (ii) possession of all of the CLAL Assets or Engelhard Assets, as the case may be.


                                   ARTICLE XI.

                        TERMINATION AND ABANDONMENT, ETC.


          11.1 Methods of Termination.

          This Agreement may be terminated and the transfer of the CLAL Assets and the Engelhard Assets herein contemplated may be abandoned at any time prior to the Closing: (a) by mutual written consent of CLAL and Engelhard; (b) by either CLAL or Engelhard, by written notice to the other, if the Closing has not occurred on or before September 30, 1995 unless a later date is established by the mutual written consent of such parties before or after such date or unless the failure of such consummation by September 30, 1995 shall be due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it on or prior to such date pursuant to the terms hereof; or (c) by either CLAL or Engelhard, as the case may be, by written notice to the other if there has been a material breach by the other of any of its representations, warranties, covenants or other agreements hereunder and such breach is not cured within 30 days of such notice.

          11.2 Effect of Termination.

          After termination and abandonment as permitted by Section 11.1 hereof:

          (a) Termination of this Agreement pursuant to Section 11.1 shall terminate all obligations and liabilities of the parties hereunder, including their officers and directors, except for the obligations under this Section 11.2, Section

     13.1 and Section 13.12; provided, however, that termination pursuant to clause (b) or (c) of Section 11.1 shall not relieve the defaulting or breaching party from any liability to any other party hereto; and

          (b) Each party hereto will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the party furnishing the same.


                                  ARTICLE XII.

                          SURVIVAL AND INDEMNIFICATION


          12.1 Survival of Representations and Warranties.

          All representations and warranties made in this Agreement shall survive for a period of two years after the Closing Date and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto, provided, however, that the representations and warranties in Sections 3.10 and 4.10 shall survive until 60 days after the expiration of the period of the statute of limitations for the Taxes for which a claim is being made.

          12.2 Indemnification by CLAL.

          CLAL hereby agrees to indemnify and hold harmless each of the Joint Venture Entities and Engelhard against any and all losses, liabilities and damages or actions or claims in respect thereof (including, without limitation, amounts paid in settlement and reasonable costs of investigation and legal expenses) (hereinafter referred to collectively in Sections 12.2 and 12.3 as
"Losses")  resulting from (i) claims  asserted  within the periods  specified in
Section 12.1 above insofar as such Losses (or actions or claims in respect thereof) arise out of or are based upon (a) the inaccuracy of any representation or warranty of CLAL contained in Article III hereof, or (b) any misrepresentation in, or omission of a material fact from, any certificate or instrument of transfer or conveyance to be furnished to the Joint Venture Entities or Engelhard by or on behalf of CLAL under this Agreement, (ii) breach of any covenant or other agreement contained herein by or on behalf of CLAL, and
(iii) claims arising out of or based upon (a) any obligations, liabilities or charges of CLAL or its Affiliates, not expressly assumed by the Joint Venture Entities,

(b) any Environmental Laws or Taxes as provided in Sections 2.3(c) and (d), (c) Undisclosed Liabilities of the CLAL Subsidiaries, or (d) any failure of CLAL or the CLAL Subsidiaries to have good and marketable title to any of their Real Properties free and clear of any Liens except Permitted Encumbrances.

          If any action, proceeding or claim shall be brought or asserted against any of the Joint Venture Entities or Engelhard, as the case may be, by any third party, which action, proceeding or claim, if determined adversely to the interests of the Joint Venture Entities or Engelhard, as the case may be, would entitle the Joint Venture Entities or Engelhard, as the case may be, to indemnity pursuant to this Section 12.2, the Joint Venture Entities or Engelhard, as the case may be, shall promptly but in no event later than 15 days from the date the Joint Venture Entities or Engelhard, as the case may be, receives written notice of such action, proceeding or claim, notify CLAL of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto, and CLAL shall be entitled to assume the defense thereof by written notice thereof to Engelhard or the Joint Venture Entities, as the case may be, and have the sole control of defense and settlement thereof, including the employment of counsel reasonably satisfactory to the Joint Venture Entities or Engelhard, as the case may be, and the payment of all expenses; provided, however, that the Joint Venture Entities or Engelhard, as the case may be, shall have the right to employ counsel separate from counsel employed by CLAL in any such action and to participate in the defense thereof, and the fees and expenses of such counsel employed by the Joint Venture Entities or Engelhard, as the case may be, shall be at the expense of the Joint Venture Entities or Engelhard, as the case may be, unless the employment thereof (i) has been specifically authorized by CLAL in writing or (ii) relates to the defense of any claim which seeks injunctive, specific or other non-monetary relief involving or affecting the business, operations or assets of the Joint Venture Entities or Engelhard, as the case may be. If CLAL has failed to assume the defense of any such action, proceeding or claim, the Joint Venture Entities or Engelhard, as the case may be, may employ counsel at CLAL's expense; provided, however, that CLAL shall not be liable for any settlement of any such action or proceeding effected without the written consent of CLAL (unless such consent is unreasonably withheld by CLAL). Notwithstanding the foregoing, without the written consent (which shall not be unreasonably withheld) of the Joint Venture Entities or Engelhard, as the case may be, CLAL shall not be entitled to settle any non-monetary claim involving the business operations or assets of the Joint Venture Entities or Engelhard, as the case may be, if such settlement could impose on the Joint Venture Entities or Engelhard, as the case may be, any obligation which cannot be satisfied by the payment of money. CLAL agrees to indemnify and hold harmless the Joint Venture Entities or Engelhard, as the case may be, from any and all legal expenses reasonably incurred by the Joint Venture Entities or Engelhard, as the case may be, in connection with the successful enforcement of their respective rights, in whole or in part, to indemnity under this Section 12.2.

          12.3 Indemnification by Engelhard.

          Engelhard hereby agrees to indemnify and hold harmless each of the Joint Venture Entities and CLAL against any and all Losses resulting from (i) claims asserted within the periods specified in Section 12.1 above insofar as such Losses (or actions or claims in respect thereof) arise out of or are based upon (a) the inaccuracy of any representation or warranty of Engelhard contained in Article IV hereof, or (b) any misrepresentation in, or omission of a material fact from, any certificate or instrument of transfer or conveyance to be furnished to the Joint Venture Entities or CLAL by or on behalf of Engelhard under this Agreement, (ii) breach of any covenant or other agreement contained herein by or on behalf of Engelhard, and (iii) claims arising out of or based upon (a) any obligations, liabilities or charges of Engelhard or its Affiliates, not expressly assumed by the Joint Venture Entities, (b) any Environmental Laws or Taxes as provided in Sections 2.4(c) and (d), (c) Undisclosed Liabilities of the Engelhard Subsidiaries, or (d) any failure of Engelhard or the Engelhard Subsidiaries to have good and marketable title to any of their Real Properties free and clear of any Liens except Permitted Encumbrances.

          If any action, proceeding or claim shall be brought or asserted against any of the Joint Venture Entities or CLAL, as the case may be, by any third party, which action, proceeding or claim, if determined adversely to the interests of the Joint Venture Entities or CLAL, as the case may be, would entitle the Joint Venture Entities or CLAL, as the case may be, to indemnity pursuant to this Section 12.3, the Joint Venture Entities or CLAL, as the case may be, shall promptly but in no event later than 60 days from the date the Joint Venture Entities or CLAL, as the case may be, receives written notice of such action, proceeding or claim, notify Engelhard of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto, and Engelhard shall be entitled to assume the defense thereof by written notice thereof to Engelhard or the Joint Venture Entities, as the case may be, and have the sole control of defense and settlement thereof, including the employment of counsel reasonably satisfactory to the Joint Venture Entities or CLAL, as the case may be, and the payment of all expenses; provided, however, that the Joint Venture Entities or CLAL, as the case may be, shall have the right to employ counsel separate from counsel employed by the Engelhard in any such action and to participate in the defense thereof, and the fees and expenses of such counsel employed by the Joint Venture Entities or CLAL, as the case may be, shall be at the expense of the Joint Venture Entities or CLAL, as the case may be, unless the employment thereof (i) has been specifically authorized by Engelhard in writing or (ii) relates to the defense of any claim which seeks injunctive, specific or other non-monetary relief involving or affecting the business, operations or assets of the Joint Venture Entities or CLAL, as the case may be. If Engelhard has failed to assume the defense of any such action, proceeding or claim, the Joint Venture Entities or CLAL, as the case may be, may employ counsel at Engelhard's expense; provided, however, that Engelhard shall not be liable for any settlement of any such action or proceeding effected without the written consent of Engelhard (unless such consent is unreasonably withheld by Engelhard). Notwithstanding the foregoing, without the written consent (which shall not be unreasonably withheld) of the Joint Venture Entities or CLAL, as the case may be, Engelhard shall not be entitled to settle any non-monetary claim involving the business operations or assets of the Joint Venture Entities or CLAL, as the case may be, if such settlement could impose on the Joint Venture Entities or CLAL, as the case may be, any obligation which cannot be satisfied by the payment of money. Engelhard agrees to indemnify and hold harmless the Joint Venture Entities or CLAL, as the case may be, from any and all legal expenses reasonably incurred by the Joint Venture Entities or CLAL, as the case may be, in connection with the successful enforcement of their respective rights, in whole or in part, to indemnity under this Section 12.3.


                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS


          13.1 Expenses.

          Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby and preparation therefor (other than the costs of recording the transfer of real estate properties and for the registration of the transfers of trademarks and patents, which will be borne by the Joint Venture Entities), including, without limitation, all transfer and other similar taxes incurred in connection with the assignment and transfer of the CLAL Assets or Engelhard Assets, as the case may be, to the Joint Venture Entities; provided, however, that each party hereto shall deliver, to any other party hereto that is required by law to collect any such transfer or similar taxes, exemption certificates, in form and substance satisfactory to such party, with respect to such taxes.

          13.2 Assignment and Binding Effect.

          This Agreement and any of the rights or obligations hereunder shall not be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          13.3 Construction.

          This Agreement shall be governed, construed and enforced in accordance with the laws of England without regard to principles of conflicts of laws. If there is more than one language version of this Agreement, the English language version shall prevail.

          13.4 Notices.

          All notices, demands, requests and other communications required or permitted to be given hereunder shall be in writing and deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid or sent by overnight courier or when confirmation of receipt is received, if telecopied, and, pending the designation of another address or telecopier number, addressed or telecopied as follows:

          If to CLAL:

              Comptoir Lyon Alemand Louyot
              13 rue de Montmorency
              75134 Paris CEDEX 03 France
              Attention:  President
              Telecopier Number:  44612002

          With a copy to:

              Groupe FIMALAC
              97, rue de LILLE
              75134 Paris, France
              Attention:  President
              Telecopier Number:  47536183

          If to Engelhard:

               Engelhard Corporation
               101 Wood Avenue
               Iselin, N.J.  08830
               Attention:  President
               Telecopier Number:  (908) 205-6525

          With a copy to: General Counsel

          If to the Joint Venture Entities:

          To the addresses and telecopier numbers as designated by the Joint Venture Entities when they become parties to this Agreement.

          With a copy to:

               CLAL and Engelhard

          13.5 Benefit.

          Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

          13.6 Press Releases.

          All press releases or other public communication of any sort relating to the subject matter of this Agreement and the Related Agreements and the method of the release shall be subject, except as otherwise required by law, to the prior approval of CLAL and Engelhard, which approval shall not be unreasonably withheld.

          13.7 Headings.

          The headings of the Sections and Articles of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any Section or Article.

          13.8 Schedules, etc.

          (a) CLAL and Engelhard acknowledge that the Schedules to this Agreement (other than Schedules 1.1, 2.1, 2.2, 2.3(a), 2.4(a), 2.7, 3.6 and 4.6)
have not been finalized as of the time of execution and delivery of this Agreement by CLAL and Engelhard. CLAL and Engelhard agree that they shall negotiate in good faith and use their respective reasonable best efforts to finalize each incomplete Schedule that each of CLAL and Engelhard is required to deliver hereunder on or prior to the Closing Date in form and substance, with respect to each such Schedule, satisfactory to the party not required to deliver such Schedule.

          (b) Each representation and warranty of a party hereto that refers to a Schedule that has not been finalized and delivered as of the date of this Agreement shall be deemed to have been made on the date of this Agreement upon finalization and delivery of such Schedule.

          (c) All Schedules delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. All statements contained in any Annex or Schedule delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement. Matters reflected in the Schedules are not necessarily limited to matters required to be reflected in the Schedules. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. Matters specifically disclosed by any party pursuant to any Section or Schedule of this Agreement shall be deemed to be disclosed with respect to all Sections of and Schedules to this Agreement to the extent this Agreement requires such disclosure.

          13.9 Counterparts.

          This Agreement may be signed in any number of counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

          13.10 Entire Agreement and Amendment.

          This Agreement, including the Annexes and Schedules hereto, and the Related Agreements, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, modified, supplemented, extended, terminated (except as provided in

Article XI hereof), discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, modification, supplement, extension, termination, discharge or change is sought. If any provision of this Agreement shall be held illegal or unenforceable the remainder of this Agreement shall not be affected thereby. The parties will negotiate in good faith to modify or replace any such provision in a fair and equitable manner.

          13.11 Waiver of Compliance.

          Any failure of CLAL or Engelhard to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other parties hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

          13.12 Confidentiality.

          No party to this Agreement shall, during the period when any provision of this Agreement is in effect and for a period of five (5) years after all provisions of this Agreement have ended or been terminated, disclose any information (that is not publicly available or generally known other than by breach of the provisions of this Section 13.12) obtained by such party pursuant to or in connection with the negotiation, operation, delivery and performance of this Agreement or the Related Agreements to any person, except (i) with the prior written consent of the other parties; (ii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such information) and shall seek confidential treatment of such information; (iii) as a part of its normal reporting or review procedure to its parent company, if any, its auditors and its attorneys; provided, however, that such parent company, auditors and attorneys agree to be bound by the provisions of this Section 13.12; (iv) in connection with enforcement of such party's rights hereunder; and (v) disclosures to an Affiliate of, or to a professional advisor to, such party in connection with the performance by such party of its obligations hereunder; provided, however, that such Affiliate or professional advisor agrees to be bound by the provisions of this Section 13.12.

          13.13 Non-Recourse.

          Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that no representation, undertaking or agreement made in this Agreement on the part of CLAL or Engelhard was made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any incorporator, stockholder, director, officer or agent (past, present or future), of CLAL or Engelhard, and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such incorporator, stockholder, director, officer or agent, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released.

          13.14 Waiver of Bulk Transfer Requirements.

          CLAL and Engelhard waive compliance by the Engelhard and CLAL, respectively, with the requirements of Article 6 of the Uniform Commercial Code (Bulk Transfers) as in effect in any jurisdiction and all other applicable bulk sales laws. CLAL and Engelhard agree to indemnify and hold harmless the other for its failure to comply with such requirements.

          13.15 Resolution of Disputes.

          All disputes, controversies and claims with respect to the rights and obligations of the parties hereto under this Agreement shall be settled by arbitration on the manner set forth in Section 8.14 of the Master Agreement, which Section is incorporated by reference herein in its entirety.

          13.16 Joinder of Joint Venture Entities.

          At the Closing, each of the Joint Venture Entities shall execute and deliver a counterpart of this Agreement to each of the other parties hereto and each of the parties agree that by virtue thereof each of the Joint Venture Entities shall become a party hereto and shall be entitled to all of the rights and benefits granted, and all of the obligations delegated, to it under this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.

                                        COMPTOIR LYON ALEMAND LOUYOT


                                        By: /s/Philippe Malet
                                           -------------------------------------
                                           Name: Philippe Malet
                                           Title: President, Director General


                                        ENGELHARD CORPORATION


                                        By: /s/Donald LaTorre
                                           -------------------------------------
                                           Name: Donald LaTorre
                                           Title: President and CEO



          Each of the undersigned has caused this Agreement to be duly executed in its name and on its behalf, as of the date set forth below, to by virtue thereof become a party to this Agreement and entitled to all of the rights and benefits granted, and all of the obligations delegated, to it under this Agreement.

                                        ENGELHARD/CLAL SAS


                                        By: /s/Jacques Bagory
                                           -------------------------------------
Dated: June 21, 1995                       Name: Jacques Bagory
                                           Title: General Manager


                                        ENGELHARD/CLAL LP


                                        By: /s/Claude Azieres
                                           -------------------------------------
Dated: June 21, 1995                       Name: Claude Azieres
                                           Title: General Manager

                                  Schedule 1.1

                          Definition of CLAL's Business





All of CLAL and its subsidiaries' assets and businesses as of December 31, 1994 including those of 72% owned SEMPSA, a Spanish subsidiary, except for:



     1.   Bornel, France facility and related business and assets.

     2. Certain real estate consisting of a) unused factories, b) the headquarters buildings on rue de Montmorency in Paris, France and some residential properties on rue de Montmorency, and c) the sales offices in Lyon, France; Copenhagen, Denmark; and London, England.

     3.   Precious Metal lnventory (other than as described in Schedule 2.1).

     4. FF 290 Million in Accounts Receivable, of which FF 12.4 Million represents partial reimbursement for property rentals and precious metal lease expense not invoiced or charged by CLAL to the JV between January 1, 1995 until June 30, 1995.




April 6, 1995

                 Schedule 1.1 Definition of Engelhard's Business
March 27, 1995






Business Line              Description                             Territory             Locations          Sales Offices
                                                                                         Manufacturing
                                                                                         & Sales


1. Silver Industrial
     Products

a) Electrical Electronics  precious metal alloy and clad           Worldwide             Courville, France  Chessington,
                           materials used for electrical                                                    U.K.
                           contacts.                                                                                 Far East (1)

b) Metal Joining           brazing and soldering products used     Europe, Other Areas   Courville, France  Chessington,
                           in the metal working industry           other than North      (Excludes          U.K.
                                                                   America               Warwick, RI)       Far East (1)

2. Industrial Fabricated   mill and fabricated Platinum Group      Worldwide             Carteret, NJ, USA  Frankfurt,
     Platinum Products     Metal (PGM) products forms for          (Excludes W.          Fremont, CA, USA   Germany
                           industrial and scientific               Europe for PGM        Chessington, UK    Ontario,
                           applications including alloy vessels    Temperature           Ivry, France       Canada (2)
                           and equipment for glass                 Sensing until         Rome, Italy(3)     Far East (1)
                           manufacturing; PGM crucibles for        Oct. 1997)                               Milan, Italy
                           crystal growing; PGM thermocouple
                           wires and PGM temperature sensing
                           materials; PGM bushing for fiberglass
                           manufacture; PGM gauzes used in the
                           manufacture of nitric acid;
                           sputtering targets.

3. Jewelry                 semi-fabricated precious metal          Worldwide             Chessington, UK
                           products such as sheet and wire sold                          Ivry, France
                           to manufacturers of jewelry and other                         Rome, Italy (3)
                           luxury products.

4. Dental                  precious metal containing dental        Worldwide             Carteret, NJ, USA  Frankfurt,
                           products including amalgams and                               Chessington, UK    Germany
                           casting alloys.

5. Precious Metal          precious metal electroplating           Europe and the        Ivry, France       Cinderford,
     Electroplating        materials supplied to the metal         Far East, Other       Rome, Italy (3)    UK (4)
                           finishing industry.                     Areas other than      (Excludes E.       Bienne,
                                                                   North America         Newark, NJ)        Switzerland
                                                                                                            Frankfurt,
                                                                                                            Germany
                                                                                                            Far East (1)
                                      -1-

                                   Schedule 1.1 Definition of Engelhard's Business
March 27, 1995                     (Continued)

Business Line              Description                             Territory             Locations          Sales Offices
                                                                                         Manufacturing
                                                                                         & Sales



6. Gold and Silver         refining services for gold and silver.  Worldwide             Ivry, France
     Refining                                                                            Lapugnoy, France
                                                                                         Chessington,UK
                                                                                         (Excludes
                                                                                         Anaheim, CA)
                                                                                         (Excludes
                                                                                         Cinderford, UK)

7. Electronic Material     powders, pastes and film materials      Europe and the                           Cinderford, UK
    Systems                formulated from precious metals         Far East, Other                          (4)
                           supplied to the electronics industry.   Areas other than                         Paris, France
                                                                   North America                            Milan, Italy
                                                                                                            Frankfurt,
                                                                                                            Germany

8. PGM Refining            marketing of refining services for      Worldwide for         (Excludes
                           scrap and recycle of products in 2.     this service.         Cinderford, UK)
                           Industrial Fabricated Products. All
                           Cateret and Chessington based/sourced
                           materials will be sent to Engelhard
                           for refining under the terms of a
                           refining contract.

                           (Excludes autoexhaust catalyst
                           collection and refining)

                           Scrap purchased from customers which    France                Ivry, France
                           Ivry has historically refined.

9. PGM Salts               business as currently conducted by      France                Ivry, France       Bienne,
    for Catalysts          EMG Europe.                                                                      Switzerland
                                                                                                            Frankfurt,
                                                                                                            Germany

10. Silver Nitrate         silver nitrate for photographic use.    Europe, Other         Ivry, France       Chessington,
                                                                   Areas other than                         UK
                                                                   North America                            Far East (1)

11. Precious Metal Sales   precious metal sales to JV              France for other
                           contributed businesses customers.       than automobile
                                                                   manufactures,
                                                                   Worldwide

                                      -2-


                    Schedule 1.1 Definition of Engelhard's Business
March 27, 1995      (Continued)

NOTES:              (1) Far East sales offices in Honk Kong; Singapore;
                        Taiwan; Melbourne, Australia.

                    (2) Engelhard's Ontario, Canada sales offices will
                        act as sales representative for certain JV product lines.

                    (3) Rome, Italy--certain equipment and EMG operations will be contributed to the JV; Engelhard will retain the site.

                    (4) Cinderford, UK--plating portion of site will be leased to the JV.

                                      -3-

                                    Schedule 1.1 Definition of Engelhard's Business
                                    (Continued)




Manufacturing (Owned)           Administrative          Sales Office (Leased)
- ---------------------           --------------          ---------------------
Ivry, France                    Paris, France (Leased)  Milan, Italy

Courville, France                                       Frankfurt, Germany

Lapugnoy, France                                        Far East (Hong Kong;
                                                         Singapore; Taiwan;
Chessington, UK                                           Melbourne, Australia)

Carteret, NJ, USA                                       Bienne, Switzerland
(Engelhard to retain the land,
 analytical lab, and PMM vault)

Fremont, CA, USA (Leased)                               Cinderford, UK
                                                        (plating part of the
                                                         site to be leased from
Rome, Italy                                              Engelhard)
 (Certain equipment and EMG
  operations; site remains
  with Engelhard)






March 27, 1995

                                  Schedule 2.1

                                   CLAL Assets

                          Engelhard/CLAL Joint Venture



1. All accounts receivable, other current assets, and non-precious metal inventory as of December 31, 1994 of CLAL's Business as shown on Schedule
     3.6 CLAL's Year-End Balance Sheet. FF 290 million in accounts receivable have been retained by CLAL of which FF 12.4 Million represents partial reimburscment for property rentals and precious metal lease expense not invoiced or charged by CLAL to the JV between January 1, 1995 until June 30, 1995.

2. Certain owned (Uncommitted) and Committed precious metal inventory as of December 31, 1994 of CLAL's Business as set forth on Schedule 2.1 (a).

3.   All of the Real Property of CLAL's Business as set forth on Schedule 3.14
     (a).

4.   All of the plant, machinery, equipment, cars and trucks of CLAL's Business.

5. The capital stock of all of the consolidated and non-consolidated subsidiaries of CLAL including cash and financial assets in those subsidiaries as shown on Schedule 3.6.

6. The contracts relating to CLAL's Business, including without limitation those set forth on Schedule 3.14 (c).

7.   All of the intellectual property relating to CLAL's Business.

8.   The CLAL Permits relating to CLAL's Business.

9. For the avoidance of doubt, the CLAL Assets shall not include cash (other than cash generated by the CLAL Business on and after January 1, 1995 and other than as described in items 5 and 9 of this Schedule 2.1, precious metals (other than as described in item 2 of this Schedule 2.1) or financial assets (other than as described in items 1 and 5 of this Schedule 2.1).

     Cash in subsidiaries will be net of dividends paid by H.D.Z. (Dutch subsidiary) of Dutch Guilders 1 Million, SEMPSA (Spanish subsidiary) of Pesetas 150 Million, and H.R. (Swiss Subsidiary) of Swiss Francs 675,000 and after receiving cash proceeds of FF 38 Million from the sale of certain commercial buildings not contributed to the JV.

     Also CLAL will contribute to the Joint Venture an additional FF 11.5 Million in cash offset by an equal JV liability to CLAL of FF 11.5 Million. This liability will be repaid to the extent and when the VAT receivable (FF
     7.5 Million) and the H.D.Z. plant building settlement (FF 4.0 Million) are collected by the JV.


April 6, 1995

               Schedule 2.1 (a) page 1

               CLAL Subsidiaries
               Precious Metal to be Contributed
               December 31, 1994

               FF/$               5.350
               TO/KG          32.150727

               Kilograms    Troy Ounce      $/TO        Value $       Value FF
                                                         (000)          (000)
Gold           1,570.564     50,494.774    383.800    19,379.894    103,682.435
Silver        23,603.371    758,865.537      4.870     3,695.675     19,771.862
Platinum         315.707     10,150.210    417.000     4,232.637     22,644.610
Iridium            8.211        263.990     80.000        21.119        112.988
Palladium        223.746      7,193.597    158.000     1,136.588      6,080.747
Rhodium           68.038      2,187.471    625.000     1,367.169      7,314.357
Ruthenium          0.700         22.506     25.000         0.563          3.010
                                                      29,833.647    159,610.009

                   Committed Inventory                 6,560.000     35,096.000

                   Total                              36,393.647    194,706.009




March 26, 1995

                                                             Schedule 2.1(a) p.2

                                                 Le 17 Mars, 1995


                      Apport de Metaux par C (Part Groupe)
                                  au 31.12.1994
- --------------------------------------------------------------------------------
en EF                                  Metaux
                                       engages           E
                                     (committed)
- --------------------------------------------------------------------------------
Filiales espagnoles
- -------------------
SEMPSA                                    3.179          6.455
HIPERINVER                                    0              0
MERCAJOYA                                     0          4.856
PMT                                           0              6
                                         ------        -------
     E(1)                                 3.179         11.317

- --------------------------------------------------------------------------------

CLAL                                     28.210         28.210
- ----

FILIALES AUTRES cue
les filiales espagnoles                   3.707        155.104
                                         ------        -------
     E(2)                                31.917        183.314

- --------------------------------------------------------------------------------
   E(1) + E(2)                           35.096        194.631

- --------------------------------------------------------------------------------

                                  Schedule 2.2

                                Engelhard Assets

                          Engelhard/CLAL Joint Venture

1. FF 50.872 million in cash plus an additional FF 0.9 Million representing partial reimbursement for property rentals and precious metal lease expense not invoiced or charged by CLAL to the JV between January 1, 1995 until June 30, 1995.

2. All accounts receivable, other current assets, intercompany receivables, and non-precious metal inventory as of December 31, 1994 of Engelhard's Business as shown on Schedule 4.6 Engelhard's Year-End Balance Sheet.

3. Certain owned (Uncommitted) and Committed precious metal inventory as of December 31, 1994 of Engelhard's Business as set forth on Schedule 2.2 (a).

4.   The Real Property of Engelhard's Business as set forth on Schedule
     4.14 (a).

5.   The plant, machinery, equipment, cars and trucks of Engelhard's Business.

6.   The capital stock of the following wholly owned subsidiaries of Engelhard:
     Engelhard GmbH (Frankfurt), Engelhard S.A. (Bienne), Engelhard Australia Pty. Ltd., Engelhard Singapore Ltd., and Engelhard Hong Kong Ltd. including cash in those subsidiaries of $2,031,285 as shown on Schedule 4.6.

7. The contracts relating to Engelhard's Business, including without limitation those set forth in Schedule 4.14 (c).

8.   The intellectual property relating to Engelhard's Business as set forth in
     Schedule 4.17.

9.   The Engelhard Permits relating to Engelhard's Business.

10. Pension assets relating to Engelhard's Business in the United States and United Kingdom in excess of pension liabilities relating to Engelhard's Business as of December 31, 1994 as shown on Schedule 4.6.

11. For the avoidance of doubt, the Engelhard Assets shall not include cash (other than cash generated by the Engelhard Business on and after January 1, 1995 and other than as described in items 1 and 6 of this Schedule 2.2, precious metals (other than as described in item 3 of this Schedule 2.2) or financial assets (other than as described in items 2 and 6 of this Schedule 2.2).

12. For the purpose of clarity, it is intended that the above assets include all of the assets of the Engelhard EMG businesses in Europe and the Far East as reflected in the financial statements in Schedule 4.6 for the year ending December 31,1994.


April 6, 1995

               Schedule 2.2 (a) page 1

               Engelhard Precious Metal Inventory
               To Be Contributed to the Engelhard/CLAL JV
               Market Value at December 31, 1994

                          -------France-------    --U.K. Sales Ltd.--      -------Totals------
            Price          to        U.S. $        to     U.S. $
            U.S. $/to
Platinum       417.00       17,136   7,145,712     18,115   7,553,955       35,251  14,699,667
Palladium      158.00        9,950   1,572,100     15,450   2,441,100       25,400   4,013,200
Iridium         80.00          265      21,200        464      37,120          729      58,320
Rhodium        625.00          381     238,125      2,270   1,418,750        2,651   1,656,875
Ruthenium       25.00        1,117      27,925      4,686     117,150        5,803     145,075
Osmium         400.00                        0         55      22,000           55      22,000
Gold           383.80       16,168   6,205,278      3,674   1,410,081       19,842   7,615,360
Silver           4.87      331,844   1,616,080          0           0      331,844   1,616,080
                                    16,826,421             13,000,156               29,826,577

Committed Inventories                                                                6,567,173

                                                         Total PM Inventory         36,393,750





March 26, 1995

                           ENGINEERED MATERIALS GROUP
                              COMMITTED INVENTORIES
                                DECEMBER 31, 1994

in U.S. dollars

RECEIVABLES                FRANCE          U.K.    AUSTRALIA     HONG KONG    SINGAPORE        TOTAL
- -----------                ------          ----    ---------     ---------    ---------        -----

Platinum                   38,505       682,489       22,688       200,912       16,888      961,482
Palladium                     374       326,340            0           209            0      326,923
Iridium                       374           860           24           231            0        1,489
Rhodium                     9,533        19,151          326        22,842          596       52,448
Ruthenium                       0            41            0             0            0           41
Gold                    1,261,682       968,774      380,706         3,635       73,638    2,688,435
Silver                  1,490,467        52,452       22,536       492,867      158,511    2,216,833

Total                   2,800,935     2,050,107      426,280       720,696      249,633    6,247,651

PAYABLES                   FRANCE          U.K.    AUSTRALIA     HONG KONG    SINGAPORE        TOTAL
- --------                   ------          ----    ---------     ---------    ---------        -----

Platinum                 (209,346)            0                                             (209,346)
Palladium                    (187)            0                                                 (187)
Iridium                         0             0                                                    0
Rhodium                    (7,103)            0                                               (7,103)
Ruthenium                    (187)            0                                                 (187)
Gold                            0             0                                                    0
Silver                          0             0                                                    0

Total                    (216,823)            0            0             0            0     (216,823)


NET REC/(PAY)              FRANCE          U.K.    AUSTRALIA     HONG KONG    SINGAPORE        TOTAL
- -------------              ------          ----    ---------     ---------    ---------        -----

Platinum                 (170,841)      682,489       22,688       200,912       16,888      752,136
Palladium                     187       326,340            0           209            0      326,736
Iridium                       374           860           24           231            0        1,489
Rhodium                     2,430        19,151          326        22,842          596       45,345
Ruthenium                    (187)           41            0             0            0         (146)
Gold                    1,261,682       968,774      380,706         3,635       73,638    2,688,435
Silver                  1,490,467        52,452       22,536       492,867      158,511    2,216,833


Total                   2,584,112     2,050,107      426,280       720,696      249,633    6,030,828
                        ---------     ---------      -------       -------      -------    ---------
                                                                                   Rome    + 536,345
                                                                                           ---------
                                                                       EC-TOTAL COMMITTED  6,567,173
                                                                                           =========

                                 Schedule 2.3(a)

                           Assumed Liabilities of CLAL

     1. All trade accounts payable, accrued liabilities, financial liabilities and other liabilities reflected on the CLAL Year-End Balance Sheet, as such payables and liabilities shall exist on the Closing Date and be reflected in the CLAL Closing Balance Sheet.

     2. All trade accounts payable and accrued liabilities incurred in connection with CLAL's Business in the ordinary course from January 1, 1995 to the Closing Date, but only to the extent reflected as a liability on the CLAL Closing Balance Sheet.

     3. Liability for CLAL's employee wages, salaries, payroll taxes and accrued, earned and deferred vacations, and other employee benefits, in each case related to CLAL's Business arising in the ordinary course of business and remaining unpaid on the Closing Date.

     4. Liability for the debts, liabilities and obligations under the contracts, agreements, commitments and leases constituting part of the CLAL Assets (except for such of the foregoing which are required to be disclosed on Schedule 3.14(c) and are not so disclosed).

     5. Liability for litigation and similar claims arising out of or relating to the CLAL Business (except, as set forth in Section 2.3(c), for litigation and claims under Environmental Laws) and listed on Schedule 3.16 hereto (or, if not so listed, arising on or after January 1, 1995 and not known by CLAL as of the Closing Date).

     6. Any other liabilities or obligations created by CLAL from January 1, 1995 to the Closing Date permitted to be created by the terms of the Agreement and which are reflected on the CLAL Closing Balance Sheet.

                                 Schedule 2.4(a)

                        Assumed Liabilities of Engelhard

     1. All trade accounts payable, accrued liabilities, financial liabilities and other liabilities reflected on the Engelhard Year-End Balance Sheet, as such payables and liabilities shall exist on the Closing Date and be reflected in the Engelhard Closing Balance Sheet.

     2. All trade accounts payable and accrued liabilities incurred in connection with Engelhard's Business in the ordinary course from January 1, 1995 to the Closing Date, but only to the extent reflected as a liability on the Engelhard Closing Balance Sheet.

     3. Liability for Engelhard's employee wages, salaries, payroll taxes and accrued, earned and deferred vacations, and other employee benefits, in each case related to Engelhard's Business arising in the ordinary course of business and remaining unpaid on the Closing Date.

     4. Liability for the debts, liabilities and obligations under the contracts, agreements, commitments and leases constituting part of the Engelhard Assets (except for such of the foregoing which are required to be disclosed on Schedule 4.1(c) and are not so disclosed).

     5. Liability for litigation and similar claims arising out of or relating to the Engelhard Business (except, as set forth in Section 2.4(c), for litigation and claims under Environmental Laws) and listed on Schedule 4.16 hereto (or, if not so listed, arising on or after January 1, 1995 and not known by Engelhard as of the Closing Date).

     6. Pension liabilities relating to Engelhard's Business in the United States and United Kingdom as such liabilities shall exist on the Closing Date and be reflected in the Engelhard Closing Balance Sheet.

     7. Any other liabilities or obligations created by Engelhard from January 1, 1995 to the Closing Date permitted to be created by the terms of the Agreement and which are reflected on the Engelhard Closing Balance Sheet.